UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Menlo Park Drive, Edison, New Jersey		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9250

Spatializer Audio Laboratories, Inc. 53 Forest Avenue, First Floor, Old Greenwich, Connecticut 06870
(Former name or former address, if changed since last report.)

Copies to:
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Spencer G. Feldman, Esq.
Tel: (212) 451-2300
Email: sfeldman@olshanlaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

AMERI Holdings, Inc. (formerly Spatializer Audio Laboratories, Inc.)

MAY 26, 2015

i

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This report contains “forward-looking statements” that involve risks and uncertainties, many of which are beyond our control.  Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report.  Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

•	adverse economic conditions,

•	inability to raise sufficient additional capital to operate our business,

•	unexpected costs, lower than expected sales and revenues, and operating defects,

•	adverse results of any legal proceedings,

•	the volatility of our operating results and financial condition,

•	inability to attract or retain qualified senior management personnel, and

•	other specific risks that may be referred to in this report.

All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements.  When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date of this report.  We undertake no obligation to update any forward-looking statements or other information contained herein, except as required by federal securities laws.  Stockholders and potential investors should not place undue reliance on these forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.  We disclose important factors that could cause our actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this report.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements, except as required by federal securities laws.  See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on our future results.

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On May 26, 2015, we completed a “reverse merger” transaction, in which we caused Ameri100 Acquisition, Inc., a Delaware corporation and our newly-created, wholly-owned subsidiary, to be merged with and into Ameri and Partners Inc. (dba Ameri100), a Delaware corporation (“Ameri & Partners”) (the “Merger”).  As a result of the Merger, Ameri & Partners became our wholly-owned subsidiary with Ameri & Partners’ former stockholders acquiring a majority of the outstanding shares of our common stock.  The Merger was consummated under Delaware law, pursuant to an Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015 (the “Merger Agreement”).  Concurrently with the closing of the Merger, we issued a 5% Unsecured Convertible Note due May 26, 2017, in the principal amount of $5,000,000 (the “Convertible Note”), together with a warrant to purchase shares of our common stock (the “Warrant”), in a private placement (the “Private Placement”) to Lone Star Value Investors, LP (“Lone Star Value”), pursuant to the terms of a Securities Purchase Agreement, dated as of May 26, 2015 (the “Securities Purchase Agreement”).  Prior to the Merger, Lone Star Value was our majority shareholder.  Lone Star Value has the right to designate three of our seven directors, as described below.

Immediately prior to the closing of the Merger, we changed our corporate name to AMERI Holdings, Inc. from our previous name Spatializer Audio Laboratories, Inc.  Our trading symbol on the OTCQB marketplace was temporarily changed to “SPZRD” from “SPZR.”  This temporary trading symbol will be replaced by FINRA within 20 business days after the closing of the Merger with a symbol reflecting the new name of our company.  The corporate name change had been approved by our board of directors and the holder of a majority of our outstanding shares of common stock prior to the Merger.

As a result of the Merger, we are now a next generation technology-management solutions firm.  We have built products and services to assist Global 2000 companies by architecting and delivering the best technology solutions enabling customers to transform their business processes.  We have built a new method of measuring the effectiveness of technology deployments across large and medium size companies.  Through acquisitions, we have built deep consulting expertise in business process management and enterprise resource planning particularly surrounding SAP software and technology.

Merger Agreement

On May 26, 2015, we, our acquisition subsidiary and Ameri & Partners entered into the Merger Agreement.  On May 26, 2015, our acquisition subsidiary was merged with and into Ameri & Partners, with Ameri & Partners surviving as our wholly-owned subsidiary.  The Merger Agreement specified that each share of common stock of Ameri & Partners would be converted into our common stock.

On the closing date of the Merger, we issued 11,625,000 shares of common stock to holders of Ameri & Partners shares, representing 90% of the outstanding common stock following the completion of the Merger.  Following the Merger, all of our business operations will be conducted through our wholly-owned subsidiary Ameri & Partners.  Prior to the Merger, there were no material relationships between our company and Ameri & Partners, any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.  Substantially all of our liabilities were settled and paid in full prior to the Merger.  The consideration exchanged in the Merger was determined as a result of arm’s-length negotiation among the parties.

Under the Merger Agreement, at the closing of the Merger, the number of members on our board of directors (the “Board”) was increased from two to four directors, and Jeffrey E. Eberwein and Giri Devanur were appointed to serve in the vacancies created by this expansion of the Board.  Upon compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 under the Exchange Act, under the Merger Agreement, the number of directors on the Board will be increased to seven members, and Srinidhi “Dev” Devanur, Dr. Arthur M. Langer and Robert Rosenberg, former directors or advisory board members of Ameri & Partners, will be appointed to our Board, along with two additional directors designated by Lone Star Value, Dimitrios J. Angelis and Robert G. Pearse. In connection with the appointment of these directors, Kyle Hartley and Hannah M. Bible, our directors prior to the Merger, will resign as directors.  At the closing of the Merger, the Board appointed Jeffrey E. Eberwein as non-executive Chairman of the Board, Srinidhi “Dev” Devanur as Executive Vice Chairman of the Board, Giri Devanur as President and Chief Executive Officer, Srirangan “Ringo” Rajagopal as Executive Vice President - Client Relations, and Brunda Jagannath as Vice President - Finance, each of whom served in a similar position with Ameri & Partners (except for Mr. Eberwein).  At the same time, Kyle Hartley resigned as an officer.

Ameri India Agreements

As part of the transaction, we purchased 24.9% of the outstanding shares of common stock of Ameri Consulting Service Private Limited, a corporation organized under the laws of India which is owned by Giri Devanur and Srinidhi “Dev” Devanur (“Ameri India”), for aggregate consideration consisting of $1.00 and the consideration being furnished by us to the stockholders of Ameri & Partners under the Merger Agreement, pursuant to the terms of a Stock Purchase Agreement, dated as of May 26, 2015, by and between us and Messrs. Devanur (the “Ameri India Purchase Agreement”).  Subject to obtaining various regulatory approvals for foreign ownership required under India’s Foreign Exchange Management Act, we have agreed to purchase the remaining 75.1% of the outstanding shares of Ameri India for similar consideration.

Changes Resulting from the Merger

We intend to carry on Ameri & Partners’ business as our sole line of business.  Ameri & Partners counts itself among the global leaders in consulting and technology solutions, with headquarters in Edison, New Jersey and development offices in Prune and Bangalore, India.  We have relocated our principal executive offices to those of Ameri & Partners at 100 Menlo Park Drive, Edison, New Jersey 08837.  Our new telephone number is (732) 243-9250, our fax number is (732) 243-9254 and our website is located at www.ameri100.com.  The contents of Ameri & Partners’ website are not part of this report and should not be relied upon with respect thereto.

Pre-merger stockholders of our company will not be required to exchange their existing Spatializer Audio Laboratories, Inc. stock certificates for certificates of AMERI Holdings, Inc., since the OTC Markets Group will consider the existing stock certificates as constituting “good delivery” in securities transactions subsequent to the Merger.

Expansion of Board of Directors; Management

Under the Merger Agreement, at the closing of the Merger, the number of members on the Board was increased from two to four directors, and Jeffrey E. Eberwein and Giri Devanur were appointed to serve in the vacancies created by this expansion of the Board.  Upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act, under the Merger Agreement, the number of directors on the Board will be increased to seven members, and Srinidhi “Dev” Devanur, Dr. Arthur M. Langer and Robert Rosenberg, former directors or advisory board members of Ameri & Partners, will be appointed to our Board, along with two additional directors designated by Lone Star Value, Dimitrios J. Angelis and Robert G. Pearse.  In connection with the appointment of these directors, Kyle Hartley and Hannah M. Bible, our directors prior to the Merger, will resign as directors.  At the closing of the Merger, the Board appointed Jeffrey E. Eberwein as non-executive Chairman of the Board, Srinidhi “Dev” Devanur as executive Vice Chairman of the Board, Giri Devanur as President and Chief Executive Officer, Srirangan “Ringo” Rajagopal as Executive Vice President - Client Relations, and Brunda Jagannath as Vice President - Finance, each of whom served in a similar position with Ameri & Partners (except for Mr. Eberwein).  At the same time, Kyle Hartley resigned as an officer.

All directors hold office until the expiration of their respective term, in 2016, 2017 or 2018, at each year’s annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the Board and serve at the discretion of the Board.

Following the closing of the Merger and the Private Placement, the Board approved the grant of stock options to purchase a total of 100,000 shares of our common stock, consisting of initial grants of stock options to purchase 25,000 shares of common stock to each of Dimitrios J. Angelis, Dr. Arthur M. Langer, Robert G. Pearse and Robert Rosenberg.  The stock options vest on the first anniversary of the grant date and are exercisable at $2.00 per share, which is in excess of the intrinsic common stock price per share in the Private Placement.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” since the former stockholders of Ameri & Partners own a majority of the outstanding shares of our common stock immediately following the Merger.  No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control in the future.  As a result of the issuance of the 11,625,000 shares of our common stock and the change in the majority of our directors, which will become effective upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act, a change in control occurred on the date of the consummation of the Merger.  Following the closing, we will continue to be a “smaller reporting company,” as defined under the Exchange Act.

Concurrent Private Placement

For the purpose of financing the ongoing business and operations of our company following the Merger, on May 26, 2015, we completed the Private Placement, issuing the Convertible Note in the principal amount of $5,000,000, together with the Warrant, pursuant to the terms of the Securities Purchase Agreement with Lone Star Value.  The Convertible Note is unsecured and will become due on May 26, 2017, the second anniversary of the issue date.  Prior to maturity, the Convertible Note will bear interest at 5% per annum, with interest being paid semiannually on the first day of each of the first and third calendar quarters.  From and after an event of default and for so long as the event of default is continuing, the Convertible Note will bear default interest at the rate of 10% per annum.  The Convertible Note can be prepaid by us at any time without penalty.

The Convertible Note is convertible into shares of our common stock at a conversion price of $1.80 per share, or an aggregate of 2,777,778 shares of common stock, subject to adjustment under certain circumstances.  The Convertible Note ranks senior to all of our other obligations, except for trade payables in the ordinary course of business, purchase money asset financing and any inventory or receivables-based credit facility that we may obtain in the future, provided that the amount of the credit facility does not exceed 50% of eligible inventory and 80% of eligible receivables.  The Convertible Note also includes certain negative covenants including, without Lone Star Value’s approval, restrictions on debt and security interests, mergers and the purchase and sale of assets, dividends and other restricted payments, and investments.

The Warrant issued in the Private Placement gives Lone Star Value the right to purchase up to 2,777,777 shares of common stock (equivalent to 100% warrant coverage in respect of the shares underlying the Convertible Note) at an exercise price equal to $1.80 per share.  The Warrant may be exercised on a cashless-exercise basis, meaning that, upon exercise, the holder would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares issuable upon exercise of the Warrant over the exercise price of the Warrant.  The Warrant will expire on May 26, 2020.

We received gross proceeds from the Private Placement of $5,000,000.  No placement agent or other financial intermediary was engaged or compensated in connection with the Private Placement.  For additional information about the Private Placement, see Item 3.02 (Unregistered Sale of Equity Securities) of this current report on Form 8-K.

After the closing of the Merger and the Private Placement, we currently have outstanding 12,500,070 shares of common stock, as well as the Convertible Note, which is convertible into 2,777,778 shares of common stock, and the Warrant, which is exercisable into 2,777,777 shares of common stock at an exercise price of $1.80 per share.  We have also adopted the 2015 Equity Incentive Award Plan pursuant to which 2,000,000 shares of common stock through stock options and other awards may be granted.

Registration Rights Agreement

In accordance with the terms of the Private Placement, at the closing, we and Lone Star Value entered into a Registration Rights Agreement, dated as of May 26, 2015 (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”), covering the resale of the shares of common stock into which the Convertible Note is convertible and for which the Warrant is exercisable within 60 days, if and upon the written request of Lone Star Value at any time on or before May 26, 2017.  We are obligated to maintain the effectiveness of the registration statement from its effective date until the later of (a) the date on which all registrable shares covered by the registration statement have been sold, or may be sold without volume or manner of sale restrictions under Rule 144 or (b) the second anniversary of the closing date.  We agreed to use our best efforts to have the registration statement declared effective by the SEC as soon as possible, but in any event within five days after the SEC notifies us that it will not review the registration statement or 60 days after we receive the first written comments on the registration statement from the SEC.  There are no monetary penalties if the registration statement is not filed or does not become effective on a timely basis.

Employment Agreements

We entered into employment agreements with Giri Devanur and Srinidhi “Dev” Devanur effective at the closing of the Merger.  The employment agreements appoint Giri Devanur as our President and Chief Executive Officer and Srinidhi “Dev” Devanur as our executive Vice Chairman of the Board for three years following the closing date.  The employment agreements provide that each executive will receive an annual salary of $120,000 and $120,000 per year, respectively, with a bonus for each of $50,000 per year, at the discretion of the Board.  The employment agreements incorporate the terms of our confidentiality and non-competition agreement, which contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and for a period of two years thereafter, (b) prohibiting the executive from disclosing confidential information regarding us at any time, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of two years thereafter.

Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K for a description of these transactions and the material agreements entered into in connection therewith, which disclosure is incorporated herein by reference.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this current report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with the Merger and the Private Placement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Merger Agreement

On May 26, 2015, we, our acquisition subsidiary and Ameri & Partners entered into the Merger Agreement.  On May 26, 2015, our acquisition subsidiary was merged with and into Ameri & Partners, with Ameri & Partners surviving as our wholly-owned subsidiary.  The Merger Agreement specified that each share of common stock of Ameri & Partners would be converted into our common stock.  Immediately following the completion of the Merger, we changed our corporate name to AMERI Holdings, Inc. from Spatializer Audio Laboratories, Inc.

On May 26, 2015, our Board determined that it was in the best interests of our company and our stockholders to enter into and perform the Merger Agreement.

Election of Board of Directors; Appointment of Officers

Under the Merger Agreement, at the closing of the Merger, the number of members on the Board was increased from two to four directors, and Jeffrey E. Eberwein and Giri Devanur were appointed to serve in the vacancies created by this expansion of the Board.  Upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act, under the Merger Agreement, the number of directors on the Board will be increased to seven members, and Srinidhi “Dev” Devanur, Dr. Arthur M. Langer and Dr. Robert Rosenberg, former directors or advisory board members of Ameri & Partners, will be appointed to our Board, along with two additional directors designated by Lone Star Value, Dimitrios J. Angelis and Robert G. Pearse.  In connection with the appointment of these directors, Kyle Hartley and Hannah M. Bible, our directors prior to the Merger, will resign as directors.  At the closing of the Merger, the Board appointed Jeffrey E. Eberwein as non-executive Chairman of the Board, Srinidhi “Dev” Devanur as Executive Vice Chairman of the Board, Giri Devanur as President and Chief Executive Officer, Srirangan “Ringo” Rajagopal as Executive Vice President - Client Relations, and Brunda Jagannath as Vice President - Finance, each of whom served in a similar position with Ameri & Partners (except for Mr. Eberwein).  At the same time, Kyle Hartley resigned as an officer.

Description of Business

References to “we,” “us” or “our” throughout this report refer to us and Ameri & Partners and its related companies together, unless the context indicates otherwise.

Overview of Ameri & Partners and Related Companies

Ameri & Partners counts itself among the global leaders in consulting and technology solutions, with international headquarters in Edison, New Jersey.  We provide solutions to clients’ business challenges by leveraging our technology and process capabilities to architect and implement technology that transform businesses across a variety of industries and enable our clients to successfully compete and stay ahead of the innovation curve.  As a Lean Enterprise Architecture Partner (“LEAP”), we help clients identify, design, implement, evaluate and configure their enterprise architecture throughout their organization.

We deliver a comprehensive range of solutions and services across multiple domains and industries including banking, financial services and insurance.  With our innovative solutions in enterprise architecture, enterprise resource planning (“ERP”), predictive analytics and enterprise mobility, we provide companies worldwide with strategic insights into their business which lead to a positive impact on their performance and profitability.  Our services include strategic consulting, operational leadership, and co-creation of customized solutions, including those in mobility, sustainability, big data and cloud computing.

Our aim is to develop enhanced business capabilities over time leveraging technology and giving the enterprise its competitive edge.  This requires investment in people, process and technologies with an expectation of attractive returns.  We have developed two proprietary methodologies to achieve our objectives: the LEAP Execution Model discussed above and the Relationship Engagement Execution Client Engagement Model (“R-E-E”).  Our LEAP model focuses on the core values of individuals and interactions over processes and tools, working software over comprehensive documentation, customer collaboration over contract negotiation and responding to change over following a plan.  Our R-E-E model emphasizes a single point of contact for complete program management, a global partner ecosystem with specialized service, technology, industry and geography focus and tailored engagements, a single point of accountability for project performance, continuous onsite as well as offshore, touch points and an up-to-date understanding of our clients’ evolving requirements.

Our line of products includes the Langer Index, developed by Dr. Arthur M. Langer and under exclusive license to us.  The Langer Index is an assessment system that helps define insights in businesses and create impactful transformations.  The primary goal of the Langer Index is to assess the IT readiness of a medium and large sized IT organization.  It helps in streamlining existing data collection, enabling fast, hassle-free mobile data collection.  The Langer Index provides sophisticated data analysis and visualization capabilities for business users and promotes the CIO team to build strategies and action plans to achieve strategic goals.  While most scorecards retain the traditional financial metrics that are backward looking, the Langer Index is a predictor of future success.

Ameri & Partners was incorporated under the laws of the State of Delaware in November 2013.  Our principal executive offices are located at 100 Menlo Park Drive, Edison, New Jersey 08837.  We also have development offices in Prune and Bangalore, India.  We have relocated our principal executive offices to those of Ameri & Partners at 100 Menlo Park Drive, Edison, New Jersey 08837.  Our new telephone number is (732) 243-9250, our fax number is (732) 243-9254 and our website is located at www.ameri100.com.  The contents of Ameri & Partners’ website are not part of this report and should not be relied upon with respect thereto.

Industry Practices and Services

We offer a broad range of solutions designed to help clients address business challenges and enhance their ability to pursue growth opportunities.  The services and solutions we provide include Enterprise Architecture, Enterprise Resource Planning, Predictive Analytics and Enterprise Mobility.  Our products are delivered to our clients across our business segments in a standardized, high-quality manner through our R-E-E model.  We continually invest in the expansion of our service portfolio to anticipate and meet clients’ evolving needs and have developed strong capabilities in our focused industries.  Our business is organized and managed primarily around our two industry-oriented segments: (i) SAP Solutions for the manufacturing, government, retail and public health industries, which include our SAP products Customer Demand Manager CDM™ and integrated business planning (IBP) AnalyticsAccelrated IBP and account for approximately 70% for our net revenue; and (ii) Banking, Financial Services and Insurance Solutions, which account for approximately 30% of our net revenue.  Our industry practices are complemented by our services, which we develop in response to client requirements and technology life cycles.

This industry focus has been central to our revenue growth and high client satisfaction.  As the information technology (IT) services industry continues to mature, we believe clients are looking for service providers who understand their businesses, industry initiatives, best practices, customers, markets and cultures, and can create solutions tailored to meet their individual business needs.  To strengthen our industry practices, we hire professionals who are deeply experienced in the industries we serve, thus establishing a broad base of business analysts and consultants.

Industry Practices

SAP Solutions

Our SAP Solutions segment serves organizations within the manufacturing, government, retail and public health industries.  We provide our clients with expertise and skills in the following areas and projects:

• E-commerce	• Marketing analytics

• SAP HANA	• Omni channel marketing

• Merger/demerger	• Customer insight

• Financial reporting	• Procurement

• SAP upgrades	• Logistics

• Supply chain	• Integrated business planning (IBP)

• Business intelligence

Banking, Financial Services and Insurance Solutions

Our Banking, Financial Services and Insurance segment serves financial institutions worldwide.  Our clients include companies providing banking, investments, transaction processing, capital markets and credit card services to third parties.  We also serve the needs of global insurance providers, who turn to us for assistance in improving the efficiency and effectiveness of their operations and in achieving business transformation.  Our services include Oracle Web Center, data warehousing, Innovation Lab, Openspan, A/B testing, Lean Launch, commissions systems, house-holding and retail banking.

Our Growth Strategy

Our growth strategy is based on a simple yet effective efficiency play, in which we aim to acquire IT services companies in the United States after careful evaluation, and achieve operational and sales effectiveness to deliver immediate upside for investment.

We provide integrated solutions, leveraging innovation, intelligence and insight, to deliver customer impact and we intend to become one of the most preferred global technology management consulting companies.  To achieve this goal, we are focused on the following strategies:

Intelligent Bench Strategy

All onsite and offshore-based players in the industry have an average of 20% to 30% unutilized resource cost, or “bench cost,” that is being transferred to the customers.  We have solved this challenge by partnering with niche specialty firms globally to avail ourselves of the right resource at the right time to meet client needs without adding the extra bench cost.  These firms do not have the sales and marketing bandwidth.

Demand Strategy

Customers do not have measurement metrics to assess where their IT spending is yielding value.  We have addressed this by partnering with Columbia University’s technology management department and created the Langer Index, to assess technology spends.  We will implement our products and services through demand partners across the United States and eventually on an international basis.

Acquisitions

In November 2014, we completed a merger with WinHire Inc., a human capital management solutions firm.  In January 2015, we entered into a share purchase agreement to acquire Linear Logics Corp., a leading provider of supply chain management solutions, for a total cash price of $1,000,000.  We paid the first installment of $340,000 towards the cash price, which is classified as an investment in our balance sheet.  The balance is payable in two installments.

Our Services

Enterprise Architecture

An organization’s strategy and architecture practice is the cornerstone of effective strategy communications, transformation management and IT governance.  Yet no two organizations are the same and the shape of the practice must reflect the overall operating model as well as the investment climate and sourcing models of the organization.  We help our clients develop the right kind of architecture practice, tailored to their needs.  We start by defining architectures for the use of information in support of our clients’ business and the plan for implementing those architectures.  After planning, we define the sequence of activities that are required in order to develop the enterprise architecture framework and its contents, or the blueprints.  Following the planning and process formulation, we help the client define drivers and roadmaps for the people required to support the architecture and create a software evaluation criteria and scorecard to perform a technology assessment for the client’s enterprise solutions.  Finally, after establishing the platform, we help our client implement, customize and migrate applications and products that support the business processes, software and infrastructure.

The diagram below defines the process of how technology works closely with the business to drive business improvement through sound enterprise architecture:

Enterprise Resource Planning

Ameri & Partners is at the forefront of Enterprise Resource Planning (ERP) solutions, providing services aligned to the IT needs and business goals of our clients around the world.  Our suite of ERP solutions and services is designed to partner with the client for the entire life-cycle of their enterprise applications as they evolve.  We have a focus on designing solutions for businesses by developing a deep understanding of it business challenges and industry environment.  We have extensive experience in deploying, managing and delivering world class solutions utilizing our global delivery capabilities which enables us to deliver a first class service while mitigating cost.  Our global delivery capabilities, advanced development centers, offices and partners across the world, together with the most up-to-date infrastructure, tools and certified talent pool, enable us to deliver best-in-class offshore services along with the benefits of low cost execution, expertise and flexible partner.  Our ERP solutions include ERP consultancy, design, implementation, solutioning based on industry best practices, rapid development solutions, migration, upgrades, roll-out, mobility, maintenance and support, and managed services.

Predictive Analytics

We help drive innovative decisions with the power of business discovery.  We can combine a client’s data sources, then provide instant answers to questions and allow clients to intuitively design complex predictive models.  Our expertise lies in business analytics and intelligence.  With our industry knowledge, technical capability, operational experience, robust global delivery model and strong partnership models, we help the customer with insights to improve the decision-making process.  We build innovative solutions that run reports and create dashboards quickly to detect market changes and functional impacts in real time, which will help to make more informed decisions by analyzing both structured and unstructured data.  We specialize in predictive analytics technologies including SAP HANA, Oracle TimesTen, McObject eXtremeDB, Redis and UNICOM SolidDB.  Clients leverage upon our experience to discover how to find hidden value with text mining and analytics, gain accurate insights by consolidating structured and unstructured data and learn how to understand customers and predict their behavior.

The following diagram shows the Predictive Analytics workflow:

Enterprise Mobility

According to Gartner Inc., an independent information technology research and advisory firm, 80% of businesses are starting to support workforce use of tablets and 90% of the organizations will support corporate applications on personal devices in the next few years.  This compels software product companies and service providers to design and implement a mobile strategy encompassing multiple platforms and classes of devices in quick time.  With our innovative solutions, users can easily access data they need anywhere, while providing the flexibility and mobility users demand.  We continuously explore and evaluate rapidly evolving mobility options to help our customers leverage these new technologies for business advantage, keeping them on the edge of the innovation curve.

Our expertise is targeted towards building mobility applications, leveraging various approaches such as Native, Cross Platform (Hybrid), and Mobile Web Application Development like HTML5 and Fiori.  Our proficiency also lies in development of apps on IOS, Android, Windows Phone, Blackberry and Symbian.

The following diagram demonstrates our mobility management services workflow:

Our Software Products

We have developed three main products:

•	Customer Demand Manager (CDMTM), an app which provides the sales professional with real-time collaboration capabilities, saving hours of preparation, data entry, and increasing forecast accuracy.

•
Integrated Business Planning (IBP) / S&OP Mobile Analytics App, one of several applications for analyzing and managing Big Data which is addressing the S&OP business process that has been a white space due to the complexity of the process and ability to process large volumes of data.  Ameri100 has worked extensively with SAP development on this new product and is a development and implementation partner.

•	The Langer Index, a mobile-ready, web-based assessment tool for collecting and analyzing organizational data about a company’s IT organization.

Our internal innovation lab provides an environment for developing software products in leading-edge technologies as well as in various domains.  We have undertaken extensive business hypotheses-driven research and surveys and invest our time into identifying precise market requirements and iteratively built products to meet the needs of the market.

Our products are built based on use cases that identify industry-based technology white space that is a pain-point for customers through our years of experience and knowledge and hence add instant return on investment to our customers.  Our lab, connected to academic research centers of international repute for various collaborative research projects, is customer aligned and metrics driven.  Innovative solutions emerging from our lab have won international awards.

Sales and Marketing

Our sales approach is to combine traditional sales with our strength in industries and technology.  Our traditional sales function is composed of direct sales professionals and inside sales professionals.  Both work closely with our practice directors to identify potential opportunities within each account.  Using a consultative selling methodology, target prospects are identified and a pursuit plan is developed for each key account.  When contact with a target is established, we utilize a blended sales model to demonstrate our expertise, combining consultative selling with traditional sales methods.  Once the customer has engaged us, our sales professionals maintain their relationships with the customer by working collaboratively with the consulting professionals who are assigned to the customer.

The primary goal of our marketing efforts is to generate sales opportunities by increasing brand awareness, value proposition and overall domain expertise.  Our marketing function utilizes comprehensive internet marketing strategies that involve integrated activities, including, but not limited to, webinars, highly-targeted email campaigns distributed to prospect and client lists developed with specific demographics and attributes, and social media outlets to promote our capabilities and services (for example, both company-driven and domain-specific blogs, social networking and video sharing websites).   By leveraging closely coupled Internet marketing strategies to promote our services, we are able to reach a wider audience and communicate in a medium that has become more widely accepted and brings in quicker results from a sales and marketing perspective.  We also gather key statistics from our websites, blogs, email campaigns and other social media outlets to test, measure and trace our marketing initiatives.  This enables us to ensure we are reaching the right target audience with concise and compelling offerings to promote our capabilities.

Our close partnership with SAP, alignment with the SAP development roadmap and experience in providing out-of-the-box solutions help us to work with SAP customers on so-called “rescue boat” engagements.

Technology Research and Development

We regard our services and solutions and related software products as proprietary and rely primarily on a combination of copyright, trademark and trade secret laws of general applicability, employee confidentiality and invention assignment agreements, distribution and software protection agreements and other intellectual property protection methods to safeguard our technology and software products.  We have not applied for patents on any of our technology.  We also rely upon our efforts to design and produce new applications, and upon improvements to existing software products, to maintain a competitive position in the marketplace.

On March 26, 2015, we entered into a license agreement with Dr. Arthur M. Langer, which grants us a license for exclusive, perpetual, irrevocable and worldwide use of the Langer Model to generate the Langer Index.  License fees are payable to Dr. Langer at a rate of $10,000 per customer for the first 100 customer contracts.  Thereafter, the fees are payable at the rate of $5,000 for every 100 customer contracts, which will be payable upon the signing of every block of 100 customers.  “Langer Index” is a registered trademark of Ameri100.

Research and product development expenditures were approximately $588,101 in the fiscal year ended March 31, 2015 and $0 in the fiscal year ended March 31, 2014.

Customers

For the fiscal year ended March 31, 2015, sales to three major customers, Axalta Coating Systems Ltd. (a DuPont Co. spin-off), Infosys Limited and Associated Banc-Corp, accounted for 93% of our total revenue.  For the period from November 27, 2013 (date of inception) to March 31, 2014, sales to Axalta Coating Systems Ltd. accounted for 100% of our total revenue.  These same customers accounted for 85% and 100% of our accounts receivable balance at March 31, 2015 and 2014, respectively.

Strategic Alliances

Under our proprietary LEAP methodology, we have formed strategic alliances with more than 25 subject matter technology specialists in the IT area to perform comprehensive services on an as needed basis for particular clients.  We partner with niche specialty firms globally to avail ourselves of the right resource at the right time to meet client needs without adding the extra bench cost.  These firms do not have the sales and marketing bandwidth.  We partner with regional specialist firms in niche skills in various cities across the United States and partner with them to offer our wide array of services.  We will expand our supply partners list and match them with the requirements of our demand partners.  Our LEAP approach allows us to leverage strategic partnerships, which include a skilled workforce of over 4,500 industry professionals globally.  The partner-led model enables us to deliver quality talent and resources, define a transition management process that yields results and create across-the-board growth for clients.  Our business partners include executive recruiters, staffing firms and niche technology companies.

Competition

The intensely competitive IT services and outsourcing market includes a large number of participants and is subject to rapid change.  This market includes participants from a variety of market segments, including systems integration firms, contract programming companies, application software companies, traditional large consulting firms, professional services groups of computer equipment companies and facilities management and outsourcing companies.  Our direct competitors in the IT services industry include NetSol Technologies, Inc.,  RCM Technologies, Inc., Cartesian Inc., Igate Corporation, Syntel Inc., Hexaware Technologies Ltd., Mindtree Ltd. and Cognizant Technology Solutions.

We believe that the principal competitive factors in the IT services and outsourcing market include performance and reliability, quality of technical support, training and services, responsiveness to customer needs, reputation and experience, financial stability and strong corporate governance, and competitive pricing of services.

Some of our competitors have significantly greater financial, technical and marketing resources and/or greater name recognition, but we believe we are well-positioned to capitalize on the following competitive strengths to achieve future growth:

•	well-developed recruiting, training and retention model;

•	successful service delivery model;

•	broad referral base;

•	continual investment in process improvement and knowledge capture;

•	investment in research and development; and

•	financial stability and strong corporate governance.

Employees

We employed approximately 44 employees as of March 31, 2015, including 17 individuals in the United States and 27 individuals in India.  Of these employees, 9 held positions in engineering, 6 in sales and marketing, 2 in customer support and 27 in general administration.  None of these employees is covered by a collective bargaining agreement and management considers relations with employees to be good.

Properties

We lease administrative, marketing and product development and support facilities totaling 17,398 square feet at the following locations: Edison, New Jersey and Prune and Bangalore, India.  We expect total rent expense to be approximately $180,000 under real property leases for fiscal year 2016.

Legal Proceedings

There are currently no pending or threatened legal proceedings against us.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should read the section entitled “Cautionary Language Regarding Forward-Looking Statements and Industry Data” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Relating to Our Business and Industry

We recorded net income for our 2015 fiscal year, but there can be no assurance that our future operations will result in net income.

For the fiscal year ended March 31, 2015, we had net revenue of $16,804,379 and net income of $459,596.  At March 31, 2015, we had stockholders’ equity of $884,156, an increase of $920,527 from March 31, 2014.  There can be no assurance that our future operations will continue to result in net income.  Our failure to increase our revenues or improve our gross margins will harm our business.  We may not be able to sustain or increase profitability on a quarterly or annual basis in the future.  If our revenues grow more slowly than we anticipate, our gross margins fail to improve or our operating expenses exceed our expectations, our operating results will suffer.  The prices we charge for our solutions and services may decrease, which would reduce our revenues and harm our business.  If we are unable to sell our solutions at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new solutions and services from which we can derive additional revenues, our financial results will suffer.

We and our subsidiaries have limited operating histories and therefore we cannot ensure the long-term successful operation of our business or the execution of our business plan.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as the technology consulting markets in which we operate.  We must meet many challenges including:

•	establishing and maintaining broad market acceptance of our solutions and services and converting that acceptance into direct and indirect sources of revenue,

•	establishing and maintaining adoption of our technology solutions in a wide variety of industries and on multiple enterprise architectures,

•	timely and successfully developing new solutions and services and increasing the functionality and features of existing solutions and services,

•	developing solutions and services that result in high degrees of enterprise client satisfaction and high levels of end-customer usage,

•	successfully responding to competition, including competition from emerging technologies and solutions,

•	developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our solutions and services and

•	identifying, attracting and retaining talented technical services staff at reasonable market compensation rates in the markets in which we employ.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all.  If we are unable to successfully address these risks our business will be harmed.

Uncertain global economic conditions may continue to adversely affect demand for our services.

Our revenue and gross margin depend significantly on general economic conditions and the demand for IT services in the markets in which we operate.  Economic weakness and constrained IT spending has resulted, and may result in the future, in decreased revenue, gross margin, earnings and growth rates.  A material portion of our revenues and profitability is derived from our clients in North America, Canada and Europe.  Weakening in these markets as a result of high government deficits, credit downgrades or otherwise, could have a material adverse effect on our results of operations.  Ongoing economic volatility and uncertainty affects our business in a number of other ways, including making it more difficult to accurately forecast client demand beyond the short term and effectively build our revenue and resource plans.  Economic downturns also may lead to restructuring actions and associated expenses.  Uncertainty about future economic conditions makes it difficult for us to forecast operating results and to make decisions about future investments.  Delays or reductions in IT spending could have a material adverse effect on demand for our products and services, and consequently the results of operations, financial condition, cash flows and stock price.

Our operations and assets in India expose us to regulatory, economic, political and other uncertainties in India which could harm our business.

We have a significant offshore presence in India where a number of our technical professionals are located.  In the past, the Indian economy has experienced many of the problems confronting the economies of developing countries, including high inflation and varying gross domestic product growth.  Salaries and other related benefits constitute a major portion of our total operating costs.  Most of our employees are based in India where our wage costs have historically been significantly lower than wage costs in the United States and Europe for comparably skilled professionals, and this has been one of our competitive advantages.  However, wage increases in India or other countries where we have our operations may prevent us from sustaining this competitive advantage.  We may need to increase the levels of our employee compensation more rapidly than in the past to retain talent.  Unless we are able to continue to increase the efficiency and productivity of our employees, wage increases in the long term may reduce our profit margins.

Recently, India had a change in the government.  The change in government leads to a degree of uncertainty and anticipation regarding new economic initiatives and reforms.  This may have an impact on investment decisions and operations.  Further, India has experienced natural disasters and incidents of terrorism which have emerged as the biggest risk.  In the event that any of our business centers are affected by any such disasters, we may sustain damage to our operations and properties, suffer significant losses and be unable to complete our client engagements in a timely manner.  In addition, companies may decline to contract with us for services in the light of these risks, because of more generalized concerns about relying on a service provider utilizing international resources that may be viewed as less stable than those provided domestically.

We are subject to significant influence over actions exercised by the Indian government which could have an adverse effect on our business sector.  Such actions by the government could influence the functioning of our business both in long and short term.  We have been provided significant tax incentives in the past, which includes among other things, tax holidays and favorable rules on foreign investment and repatriation.  In addition, a change in laws, policies and regulations by the regulators including changes in industry or trade policies, budget amendments or a change in the government could require costly changes to the way we operate and remove any of the benefits realized by us which could have a material adverse effect on our business, results of operations and financial condition.

Our clients may seek to reduce their dependence on India for outsourced IT services or take advantage of the services provided in countries with labor costs similar to or lower than India.

Clients which presently outsource a significant proportion of their IT services requirements to vendors in India may, for various reasons, including in response to rising labor costs in India and to diversify geographic risk, seek to reduce their dependence on one country.  We expect that future competition will increasingly include firms with operations in other countries, especially those countries with labor costs similar to or lower than India, such as China, the Philippines and countries in Eastern Europe.  Since wage costs in our industry in India are increasing, our ability to compete effectively will become increasingly dependent on our reputation, the quality of our services and our expertise in specific industries.  If labor costs in India rise at a rate which is significantly greater than labor costs in other countries, our reliance on the labor in India may reduce our profit margins and adversely affect our ability to compete, which would, in turn, have a negative impact on our results of operations.

Our international operations subject us to exposure to foreign currency fluctuations.

We have operations in 2 countries and as we expand our international operations, more of our customers pay us in foreign currencies.  Transactions in currencies other than U.S. dollars subject us to fluctuations in currency exchange rates.  Accordingly, changes in exchange rates between the U.S. dollar and other currencies could have a material adverse effect on our revenues and net income, which may in turn have a negative impact on our business, results of operations, financial condition and cash flows.  The exchange rate between the U.S. dollar and other currencies has changed substantially in recent years and may fluctuate in the future.  We expect that a majority of our revenues will continue to be generated in U.S. dollars for the foreseeable future and that a significant portion of our expenses, including personnel costs, as well as capital and operating expenditures, will continue to be denominated in other currencies such as Indian Rupee.  The hedging strategies that we have implemented, or may in the future implement, to mitigate foreign currency exchange rate risks may not reduce or completely offset our exposure to foreign exchange rate fluctuations and may expose our business to unexpected market, operational and counterparty credit risks.  Accordingly, we may incur losses from our use of foreign exchange derivate contracts that could have a material adverse effect on our business, results of operations and financial condition.

An inability to recruit and retain IT professionals will adversely affect our ability to deliver our services.

Our industry relies on large numbers of skilled IT employees, and our success depends upon our ability to attract, develop, motivate and retain a sufficient number of skilled IT professionals and project managers who possess the technical skills and experience necessary to deliver our services.  Qualified IT professionals are in demand worldwide and are likely to remain a limited resource for the foreseeable future.  Our failure to attract or retain qualified IT professionals in sufficient numbers may have a material adverse effect on our business, results of operations, financial condition and cash flows.

We face intense competition from other service providers.

We are subject to intense competition in the industry in which we operate which may adversely affect our results of operations, financial condition and cash flows.  We operate in a highly intensive competitive industry which is served by numerous global, national, regional and local firms.  Our industry has experienced rapid technological developments, changes in industry standards and customer requirements.  The principal competitive factors in the IT markets include the range of services offered, size and scale of service provider, global reach, technical expertise, responsiveness to client needs, speed in delivery of IT solutions, quality of service and perceived value.  Many companies also choose to perform some or all of their back office IT and IT-enabled operations internally.  Such competitiveness requires us to keep pace with technological developments and maintain leadership; enhance our service offerings, including the breadth of our services and portfolio, and address increasingly sophisticated customer requirements in a timely and cost-effective manner.

We market our service offerings to large and medium-sized organizations.  Generally, the pricing for the projects depends on the type of contract which includes time and material contracts, annual maintenance contracts (fixed time frame), fixed price contracts and transaction price based contracts.  The intense competition and the changes in the general economic and business conditions can put pressure on us to change our prices.  If our competitors offer deep discounts on certain services or provide services that the marketplace considers more valuable, we may need to lower prices or offer other favorable terms in order to compete successfully.  Any broad-based change to our prices and pricing policies could cause revenues to decline and may reduce margins and could adversely affect results of operations, financial condition and cash flows.  Some of our competitors may bundle software products and services for promotional purposes or as a long-term pricing strategy or provide guarantees of prices and product implementations.  These practices could, over time, significantly constrain the prices that we can charge for certain services.  If we do not adapt our pricing models to reflect changes in customer use of our services or changes in customer demand, our revenues and cash flows could decrease.

Our competitors may have significantly greater financial, technical and marketing resources and greater name recognition and, therefore, may be better able to compete for new work and skilled professionals.  Similarly, if our competitors are successful in identifying and implementing newer service enhancements in response to rapid changes in technology and customer preferences, they may be more successful at selling their services.  If we are unable to respond to such changes our results of operations may be harmed.  Further, a client may choose to use its own internal resources rather than engage an outside firm to perform the types of services we provide.  We cannot be certain that we will be able to sustain our current levels of profitability or growth in the face of competitive pressures, including competition for skilled technology professionals and pricing pressure from competitors employing an on-site/offshore business model.

In addition, we may face competition from companies that increase in size or scope as the result of strategic alliances such as mergers or acquisitions.  These transactions may include consolidation activity among hardware manufacturers, software companies and vendors, and service providers.  The result of any such vertical integration may be greater integration of products and services that were once offered separately by independent vendors.  Our access to such products and services may be reduced as a result of such an industry trend, which could adversely affect our competitive position.  These types of events could have a variety of negative effects on our competitive position and our financial results, such as reducing our revenue, increasing our costs, lowering our gross margin percentage, and requiring us to recognize impairments on our assets.

Our business could be adversely affected if we do not anticipate and respond to technology advances in our industry and our clients’ industries.

The IT and offshore outsourcing services industries are characterized by rapid technological change, evolving industry standards, changing client preferences and new product introductions.  Our success will depend in part on our ability to develop IT solutions that keep pace with industry developments.  We may not be successful in addressing these developments on a timely basis or at all, if these developments are addressed, we will be successful in the marketplace.  In addition, products or technologies developed by others may not render our services noncompetitive or obsolete.  Our failure to address these developments could have a material adverse effect on our business, results of operations, financial condition and cash flows.

A significant number of organizations are attempting to migrate business applications to advanced technologies.  As a result, our ability to remain competitive will be dependent on several factors, including our ability to develop, train and hire employees with skills in advanced technologies, breadth and depth of process and technology expertise, service quality, knowledge of industry, marketing and sales capabilities.  Our failure to hire, train and retain employees with such skills could have a material adverse impact on our business.  Our ability to remain competitive will also be dependent on our ability to design and implement, in a timely and cost- effective manner, effective transition strategies for clients moving to advanced architectures.  Our failure to design and implement such transition strategies in a timely and cost-effective manner could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our business could be materially adversely affected if we do not or are unable to protect our intellectual property or if our services are found to infringe upon or misappropriate the intellectual property of others.

Our success depends in part upon certain methodologies and tools we use in designing, developing and implementing applications systems in providing our services.  We rely upon a combination of nondisclosure and other contractual arrangements and intellectual property laws to protect confidential information and intellectual property rights of ours and our third parties from whom we license intellectual property.  We enter into confidentiality agreements with our employees and limit distribution of proprietary information.  The steps we take in this regard may not be adequate to deter misappropriation of proprietary information and we may not be able to detect unauthorized use of, protect or enforce our intellectual property rights.  At the same time, our competitors may independently develop similar technology or duplicate our products or services.  Any significant misappropriation, infringement or devaluation of such rights could have a material adverse effect upon our business, results of operations, financial condition and cash flows.

Litigation may be required to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others.  Any such litigation could be time consuming and costly.  Although we believe that our services do not infringe or misappropriate on the intellectual property rights of others and that we have all rights necessary to utilize the intellectual property employed in our business, defense against these claims, even if not meritorious, could be expensive and divert our attention and resources from operating our company.  A successful claim of intellectual property infringement against us could require us to pay a substantial damage award, develop non-infringing technology, obtain a license or cease selling the products or services that contain the infringing technology.  Such events could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Any disruption in the supply of power, IT infrastructure and telecommunications lines to our facilities could disrupt our business process or subject us to additional costs.

Any disruption in basic infrastructure, including the supply of power, could negatively impact our ability to provide timely or adequate services to our clients.  We rely on a number of telecommunications service and other infrastructure providers to maintain communications between our various facilities and clients in India, the United States and elsewhere.  Telecommunications networks are subject to failures and periods of service disruption which can adversely affect our ability to maintain active voice and data communications among our facilities and with our clients.  Such disruptions may cause harm to our clients’ business.  We do not maintain business interruption insurance and may not be covered for any claims or damages if the supply of power, IT infrastructure or telecommunications lines is disrupted.  This could disrupt our business process or subject us to additional costs, materially adversely affecting our business, results of operations, financial condition and cash flows.

System security risks and cyber-attacks could disrupt our information technology services provided to customers, and any such disruption could reduce our expected revenue, increase our expenses, damage our reputation and adversely affect our stock price.

Security and availability of IT infrastructure is utmost concern for our business, and securing all critical information and infrastructure necessary for rendering services is also one of the top priorities of our customers.

System security risks and cyber-attacks could breach the security and disrupt the availability of our IT services provided to customers.  Any such breach or disruption could allow the misuse of our information systems, resulting in litigation and potential liability for us, the loss of existing or potential clients, damage to our reputation and diminished brand value, and could have a material adverse effect on our financial condition.

Our network and our deployed security controls could also be penetrated by a skilled computer hacker or intruder.  Further, a hacker or intruder could compromise the confidentiality and integrity of our protected information, including personally identifiable information; deploy malicious software or code like computer viruses, worms or Trojan horses, etc may exploit any security vulnerabilities, known or unknown, of our information system; cause disruption in the availability of our information and services; and attack our information system through various other mediums.

We also procure software or hardware products from third party vendors that provides, manages and monitors our services.  Such products may contain known or unfamiliar manufacturing, design or other defects which may allow a security breach or cyber-attack, if exploited by a computer hacker or intruder, or may be capable of disrupting performance of our IT services and prevent us from providing services to our clients.

In addition, we manage, store, process, transmit and have access to significant amounts of data and information that may include our proprietary and confidential information and that of our clients.  This data may include personal information, sensitive personal information, personally identifiable information or other critical data and information, of our employees, contractors, officials, directors, end customers of our clients or others, by which any individual may be identified or likely to be identified.  Our data security and privacy systems and procedures meet applicable regulatory standards and undergo periodic compliance audits by independent third parties and customers.  However, if our compliance with these standards is inadequate, we may be subject to regulatory penalties and litigation, resulting in potential liability for us and an adverse impact on our business.

We are still susceptible to data security or privacy breaches, including accidental or deliberate loss and unauthorized disclosure or dissemination of such data or information.  Any breach of such data or information may lead to identity theft, impersonation, deception, fraud, misappropriation or other offenses in which such information may be used to cause harm to our business and have a material adverse effect on our financial condition, business, results of operations and cash flows.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations and acquire complimentary businesses.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our existing management and resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

Our revenues are concentrated in a limited number of clients in a limited number of industries and our revenues may be significantly reduced if these clients decrease their IT spending.

For the year ended March 31, 2015, sales to three major customers, Axalta Coating Systems Ltd., Infosys Limited and Associated Banc-Corp, accounted for 93% of our total revenue.  These same customers accounted for 85% of the accounts receivable balance at March 31, 2015.  Consequently, if our top clients reduce or postpone their IT spending significantly, this may lower the demand for our services and negatively affect our revenues and profitability.  Further, any significant decrease in the growth of the financial services or other industry segments on which we focus may reduce the demand for our services and negatively affect our revenues, profitability and cash flows.

Our results of operations may fluctuate from quarter to quarter, which could affect our business, financial condition and results of operations.

Our results of operations may fluctuate from quarter to quarter depending upon several factors, some of which are beyond our control.  These factors include the timing and number of client projects commenced and completed during the quarter, the number of working days in a quarter, employee hiring, attrition and utilization rates and the mix of time-and-material projects versus fixed price deliverable projects and maintenance projects during the quarter.  Additionally, periodically our cost increases due to both the hiring of new employees and strategic investments in infrastructure in anticipation of future opportunities for revenue growth.

These and other factors could affect our business, financial condition and results of operations, and this makes the prediction of our financial results on a quarterly basis difficult.  Also, it is possible that our quarterly financial results may be below the expectations of public market analysts.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals.  If we were to lose any of our key personnel, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We may not have sufficient working capital in the long term.

It is likely we may require additional funds in the long term depending upon the growth of our revenues and our business strategy.  We can give no assurance that we will be able to obtain sufficient debt or equity capital now or in the future to support our operations.  Should we be unable to raise sufficient debt or equity capital, we could be forced to cease operations.

Risks Related to our Common Stock

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock would depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

There is a limited market for our common stock which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the OTCQB marketplace.  There is a limited trading market for our common stock.  Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell shares of our common stock, or the prices at which holders may be able to sell their common stock.

A sale of a substantial number of shares of our common stock may cause the price of the common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall.  These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  Stockholders who have been issued shares in the Merger will not be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933 until one year after this current report is filed with the SEC.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

Our directors, executive officers and principal stockholders, and their respective affiliates, beneficially own 79.6% of our outstanding shares of common stock.  Accordingly, our executive officers, directors and principal stockholders, and their respective affiliates, will have significant influence on the ability to control the company and the outcome of issues submitted to our stockholders.

Our articles of incorporation contain some anti-takeover provisions that may inhibit a takeover.

The provisions in our articles of incorporation relating to a classified board, delegation to the Board of rights to determine the terms of preferred stock and restrictions on business combination transactions between us and interested stockholders may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for existing shareholders to make management changes.  A classified board, which is made up of directors elected for staggered terms, while promoting stability in Board membership and management, also moderates the pace of any change in control of our Board by extending the time required to elect a majority, effectively requiring action in at least two annual meetings.  The ability of our Board to determine the terms of preferred stock, while providing flexibility in connection with possible business purchases and other corporate purposes, could make it more difficult for a third party to secure a majority of our outstanding common stock.  Finally, restrictions on our ability to complete a business combination transaction with an interested stockholder (subject to various exceptions including approval by directors serving prior to the shareholder’s qualifying interest) may deprive our company of a premium takeover bid.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.  Under the current SEC regulations, we are required to include a management report on internal controls over financial reporting in our annual report on Form 10-K.  Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.  Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit.  Further, at such time as we are required to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, our financial statements (and notes related thereto) and other more detailed financial information appearing elsewhere in this current report on Form 8-K.  Consequently, you should read the following discussion and analysis of our financial condition and results of operations together with such financial statements and other financial data included elsewhere in this current report on Form 8-K.  Some of the information contained in this discussion and analysis or set forth elsewhere in this current report on Form 8-K, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties.  You should review the “Risk Factors” section of this current report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

On May 26, 2015, we completed a “reverse merger” transaction, in which we, our acquisition subsidiary and Ameri & Partners entered into the Merger Agreement.  On May 26, 2015, our acquisition subsidiary was merged with and into Ameri & Partners, with Ameri & Partners surviving as our wholly-owned subsidiary.  The Merger Agreement specified that each share of common stock of Ameri & Partners would be converted into our common stock.  Immediately prior to the completion of the Merger, we changed our corporate name to AMERI Holdings, Inc. from Spatializer Audio Laboratories, Inc.

For the purpose of financing the ongoing business and operations of our company following the Merger, we completed the Private Placement, issuing the Convertible Note in the principal amount of $5,000,000, together with the Warrant, pursuant to the terms of the Securities Purchase Agreement with Lone Star Value.  The Convertible Note is unsecured and will become due on May 26, 2017, the second anniversary of the issue date.  Prior to maturity, the Convertible Note will bear interest at 5% per annum, with interest being paid semiannually on the first day of each of the first and third calendar quarters.  The Convertible Note is convertible into shares of our common stock at a conversion price of $1.80 per share, or an aggregate of 2,777,778 shares of common stock, subject to adjustment under certain circumstances.  The Warrant issued in the Private Placement gives Lone Star Value the right to purchase up to 2,777,777 shares of common stock (equivalent to 100% warrant coverage in respect of the shares underlying the Convertible Note) at an exercise price equal to $1.80 per share.  The Warrant will expire on May 26, 2020.

As a result of the Merger, we are now a next generation technology-management solutions firm.  We have built products and services to assist Global 2000 companies by architecting and delivering the best technology solutions enabling customers to transform their business processes.  We have built a new method of measuring the effectiveness of technology deployments across large and medium size companies.  Through acquisitions, we have built deep consulting expertise in business process management and enterprise resource planning particularly surrounding SAP software and technology.

As part of the transaction, we purchased 24.9% of the outstanding shares of Ameri India’s common stock from the two shareholders of Ameri India for aggregate consideration consisting of $1.00 and the consideration being furnished by us to the stockholders of Ameri & Partners under the Merger Agreement, pursuant to the terms of the Ameri India Purchase Agreement, dated as of May 26, 2015.  Subject to obtaining various regulatory approvals for foreign ownership required under India’s Foreign Exchange Management Act, we have agreed to purchase the remaining 75.1% of the outstanding shares of Ameri India for similar consideration.

The Merger is being accounted for as a “reverse merger,” since the former stockholders of Ameri & Partners own a majority of the outstanding shares of our common stock immediately following the Merger.  No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control in the future.  As a result of the issuance of the 11,625,000 shares of our common stock and the change in the majority of our directors, which will become effective upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act, a change in control occurred on the date of the consummation of the Merger.  Following the closing, we will continue to be a “smaller reporting company,” as defined under the Exchange Act.

In accordance with the terms of the Private Placement, at the closing, we and Lone Star Value entered into the Registration Rights Agreement, dated as of May 26, 2015, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock into which the Convertible Note is convertible and for which the Warrant is exercisable within 60 days, if and upon the written request of Lone Star Value at any time on or before May 26, 2017.  We are obligated to maintain the effectiveness of the registration statement from its effective date until the later of (a) the date on which all registrable shares covered by the registration statement have been sold, or may be sold without volume or manner of sale restrictions under Rule 144 or (b) the second anniversary of the closing date.  We agreed to use our best efforts to have the registration statement declared effective by the SEC as soon as possible, but in any event within five days after the SEC notifies us that it will not review the registration statement or 60 days after we receive the first written comments on the registration statement from the SEC.  There are no monetary penalties if the registration statement is not filed or does not become effective on a timely basis.

Matters that May or Are Currently Affecting Our Business

The main challenges and trends that could affect or are affecting our financial results include:

•	Our ability to enter into additional technology-management and consulting agreements, to diversify our client base, and to expand the geographic areas we serve;

•	Our ability to attract competent, skilled professionals and on-demand technology partners for our operations at acceptable prices to manage our overhead;

•	Our ability to raise additional equity capital, if and when we needed; and

•	Our ability to control our costs of operation as we expand our organization and capabilities.

Results of Operations

Results of Operations from Continuing Operations for the Year Ended March 31, 2015 as Compared to the Year Ended March 31, 2014

	March 31,
	2015	2014
Net Revenue	16,804,379	6,144,402
Cost of revenue	15,114,400	5,233,361
Gross Profit	1,689,979	911,041

Operating Expenses:
SG&A	1,015,249	282,819
Operating income before other income/expense	674,730	628,222
Depreciation and amortization	(33,372)	(116)
Interest income	-	15
Income before income tax	641,358	628,121
Income tax expense	(218,062)	(213,561)
Net Income	423,296	414,560

Revenues

Revenues for the year ended March 31, 2015 increased by 63% from the prior year.  Our revenue increase for the period presented is directly attributable to the acquisitions and a combination of increased business with our recurring customers and business with new customers.

Our top three customers accounted for 93% of the revenues for the year ended March 31, 2015.

We derived 100% of our revenues from our customers located in the United States for the year ended March 31, 2015.

Gross margin

Our gross margin percentage (gross margin as percentage of revenues) was 10% for the year ended March 31, 2015 as compared to 6.7% for the year ended March 31, 2014.

Selling, general and administrative expenses

Selling, general and administrative expenses (“SG&A”) include all costs, including rent costs, that are not directly associated with revenue-generating activities.  These include employee costs, corporate costs and facilities costs.  Employee costs include selling, marketing and administrative salaries and related employee benefits, travel, recruiting and training costs.  Corporate costs include costs such as reorganization costs, legal, accounting and outside consulting fees.  Facilities costs primarily include rent and communications costs.

Selling, general and administrative expenses for the year ended March 31, 2015 increased by $0.7 million as compared to the year ended March 31, 2014.

Employee costs increased by $0.5 million for the year ended March 31, 2015, as compared to the year ended March 31, 2014.

Depreciation and amortization costs

Depreciation and amortization expense amounted to $33,372 compared to $116 for the prior year.

Operating income

Our operating income percentage was 4.01% for the year ended March 31, 2015, as compared to 10.22% for the year ended March 31, 2014.  This change was mainly due to an increase in spending in product research and development, SG&A expenses and depreciation and amortization.

Income taxes

Our provision for income taxes has been at the rate of 34% for the years ended March 31, 2015 and 2014, amounting to $ 0.22 million and $0.21 million, respectively.

Liquidity and Capital Resources

For the purpose of financing the ongoing business and operations of our company following the Merger, on May 26, 2015, we completed the Private Placement, issuing the Convertible Note in the principal amount of $5,000,000, together with the Warrant, pursuant to the terms of the Securities Purchase Agreement with Lone Star Value.  The Convertible Note is unsecured and will become due on May 26, 2017, the second anniversary of the issue date.  Prior to maturity, the Convertible Note will bear interest at 5% per annum, with interest being paid semiannually on the first day of each of the first and third calendar quarters.  From and after an event of default and for so long as the event of default is continuing, the Convertible Note will bear default interest at the rate of 10% per annum.  The Convertible Note can be prepaid by us at any time without penalty.

The Convertible Note is convertible into shares of our common stock at a conversion price of $1.80 per share, or an aggregate of 2,777,778 shares of common stock, subject to adjustment under certain circumstances.  The Convertible Note ranks senior to all of our other obligations, except for trade payables in the ordinary course of business, purchase money asset financing and any inventory or receivables-based credit facility that we may obtain in the future, provided that the amount of the credit facility does not exceed 50% of eligible inventory and 80% of eligible receivables.  The Convertible Note also includes certain negative covenants including, without Lone Star Value’s approval, restrictions on debt and security interests, mergers and the purchase and sale of assets, dividends and other restricted payments, and investments.

The Warrant issued in the Private Placement gives Lone Star Value the right to purchase up to 2,777,777 shares of common stock (equivalent to 100% warrant coverage in respect of the shares underlying the Convertible Note) at an exercise price equal to $1.80 per share.  The Warrant may be exercised on a cashless-exercise basis, meaning that, upon exercise, the holder would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares issuable upon exercise of the Warrant over the exercise price of the Warrant.  The Warrant will expire on May 26, 2020.

We received gross proceeds from the Private Placement of $5,000,000.  No placement agent or other financial intermediary was engaged or compensated in connection with the Private Placement.

Our cash balances are held in two accounts at Bank of America in which we hold approximately $0.82 million in cash and cash equivalents as of March 31, 2015.

The following table summarizes the sources and uses of cash from our consolidated statements of cash flow:

Cash Flow ( in $)
	2014-2015	2013-2014
Cash flow from operating activities
Net income	423,296	414,560

Adjustment to reconcile net income to net cash provided by operating activities
Depreciation	33,372	116
Changes in assets and liabilities
Increase (decrease) in:
Accounts Receivable	(44,282)	(2,937,292)
Other current assets	(58,508)	(125,864)
Security deposit	(3,750)	-
Increase (decrease) in:
Accounts Payable and accrued expenses	133,783	2,802,825
Other current liabilities	146,791	-
Taxes payable	191,657	213,561
Net cash provided by operating activities	826,109	367,906
Cash flow from investing activities
Purchase of fixed assets	(35,194)	(3,200)
Customer list investments	(125,000)	-
Net cash used in investing activities	(500,194)	(3,200)
Cash flow from financing activities
Issuance of Capital	125,000	10,000
Net increase in cash and cash equivalents	450,915	374,706
Cash at the end of the year	$825,621	$374,706

Operating Activities

Our largest source of operating cash flows is cash collections from our customers for different information technology services we render under various statements of work.  Our primary uses of cash from operating activities are for personnel-related expenditures, leased facilities and taxes.

Future Sources of Liquidity

We expect our primary source of cash to be positive net cash flows provided by operating activities.  We also continue to focus on cost reductions and have initiated steps to reduce overheads and provide cash savings.

Based on past performance and current expectations, we expect our existing cash, cash equivalents and short-term investments of $0.82 million as of March 31, 2015, and our ongoing cash flows that are not deemed permanently reinvested, to be sufficient to meet our operating liquidity requirements described above for at least the 12 months following the date of this current report.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Seasonality

Our operations are generally not affected by seasonal fluctuations.  However, our consultants’ billable hours are affected by national holidays and vacation policies, which vary by country.

Inflation

We do not believe that inflation had a significant impact on our results of operations for the periods presented.  On an ongoing basis, we attempt to minimize any effects of inflation on our operating results by controlling operating costs and, whenever possible, seeking to ensure that billing rates reflect increases in costs due to inflation.

For all significant foreign operations, the functional currency is the local currency.  Assets and liabilities of these operations are translated at the exchange rate in effect at each period end.  Statement of Operations accounts are translated at the exchange rate prevailing as of the date of the transaction.  The gains or losses resulting from such translation are reported under accumulated other comprehensive income (loss) as a separate component of equity.  Realized gains and losses from foreign currency transactions are included in other income, net for the periods presented.

Significant Accounting Policies

Revenue Recognition.  We recognize revenue in accordance with the Accounting Standard Codification 605 “Revenue Recognition.”  Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller’s price to buyer is fixed and determinable, and (4) collectability is reasonably assured.  We recognize revenue from information technology services as the services are provided.  Service revenues are recognized based on contracted hourly rates, as services are rendered or upon completion of specified contracted services and acceptance by the customer.

Accounts Receivable.  We extend credit to clients based upon management’s assessment of their credit-worthiness on an unsecured basis.  We provide an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis.  We include any balances that are determined to be uncollectible in allowance for doubtful accounts.  The allowances for uncollectible accounts as of March 31, 2015 and for the period from November 27, 2013 (date of inception) to March 31, 2014 were $0.  Based on the information available, management believes our accounts receivable, net of allowance for doubtful accounts, are collectible.

Property and Equipment.  Property and equipment is stated at cost.  We provides for depreciation of property and equipment using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years.  Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements.  We charge repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred.

We account for computer software costs developed for internal use in accordance with accounting principles generally accepted in the Unites States, which require companies to capitalize certain qualifying costs during the application development stage of the related software development project and to exclude the initial planning phase that determines performance requirements, most data conversion, general and administrative costs related to payroll and training costs incurred.  Whenever a software program is considered operational, we consider the project to be completed, place it into service, and commence amortization of the development cost in the succeeding month.

Concentrations.  For the fiscal year ended March 31, 2015, sales to three major customers accounted for 93% of total revenue.  These same customers accounted for 85% of the accounts receivable balance at March 31, 2015.  For the period from November 27, 2013 (date of inception) to March 31, 2014, sales to one customer accounted for 100% of total revenue.  The same customer accounted for 100% of the accounts receivable balance at March 31, 2014.  We maintain cash balances in two financial institutions.  The balances are generally insured by the Federal Deposit Insurance Corporation up to $250,000 per institution.  At March 31, 2015 and 2014, we had cash balances totaling $825,621 and $374,706, respectively, held in different institutions.

New Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern.  The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures.  The guidance has an effective date of December 31, 2016.  We believe that the adoption of this new standard will not have a material impact on our consolidated financial statements.

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides a single, comprehensive revenue recognition model for all contracts with customers.  The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016.  Early adoption is not permitted.  We are currently evaluating the impact this ASU will have on our consolidated financial statements.

In January 2015, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items.  This Update eliminates from GAAP the concept of extraordinary items.  Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015.  A reporting entity may apply the amendments prospectively.  A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements.  Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

Directors and Executive Officers, Promoters and Control Persons

The names, ages and positions of our directors, executive officers, key employees and director nominees, whose appointment to our Board is subject to our compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act, as of May 26, 2015, are as follows:

Name	Age	Position
Jeffrey E. Eberwein	44	Chairman of the Board

Srinidhi “Dev” Devanur	49	Executive Vice Chairman of the Board and Director Nominee

Giri Devanur	45	President, Chief Executive Officer and Director

Dimitrios J. Angelis	45	Director Nominee

Dr. Arthur M. Langer	55	Director Nominee

Robert G. Pearse	55	Director Nominee

Robert Rosenberg	63	Director Nominee

Kyle Hartley	46	Director

Hannah M. Bible	35	Director

Srirangan “Ringo” Rajagopal	45	Executive Vice President - Client Relations

Brunda Jagannath	34	Vice President - Finance

Anand Sundar	47	Executive Vice President - Enterprise Systems

Carlos Fernandez	50	Executive Vice President - Strategic Initiatives

Rajesh Sundar	44	Executive Vice President - Products

Manjunath Dattatreya	46	Executive Vice President - Human Capital

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Jeffrey E. Eberwein became our Chairman of the Board at the closing of the Merger.  Mr. Eberwein is a Lone Star Value designee on the Board.  He has 23 years of Wall Street experience and is the Founder and Chief Executive Officer of Lone Star Value Management, LLC, an investment firm, and the portfolio manager of Lone Star Value Investors, LP, a fund managed by Lone Star Value Management.  Prior to founding Lone Star Value Management in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011, and Viking Global Investors from March 2005 to September 2008.  Mr. Eberwein is the Chairman of the Board of three public companies: Digirad Corporation, a medical imaging company, Crossroads Systems, Inc., a data storage company, Aetrium Incorporated, a modular building company, and serves as a director of Novation Companies, Inc., a specialty finance company, since April 2015.  Mr. Eberwein also serves on the Board of Hudson Global, a global recruitment company where he chairs the Corporate Governance and Nominating Committee.  Mr. Eberwein served on the Board of The Goldfield Corporation from May 2012 until May 2013, On Track Innovations Ltd. from December 2012 until March 2014, and NTS, Inc. from December 2012 until its sale to a private equity firm in June 2014.  Mr. Eberwein served on the Board of Hope for New York, a charitable organization dedicated to serving the poor in New York City, from 2011 until 2014, where he was the Treasurer and on its Executive Committee.  Mr. Eberwein earned an M.B.A. from The Wharton School, University of Pennsylvania, and a B.B.A. degree with High Honors from The University of Texas at Austin.  The Board believes that Mr. Eberwein’s qualifications to serve on the Board include his expertise in finance and experience in the investment community.

Srinidhi “Dev” Devanur will become our Executive Vice Chairman and a member of our Board upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act.  Srinidhi “Dev” Devanur is a representative of Ameri & Partners on the Board.  He is a seasoned technology entrepreneur who has more than 20 years of experience in the IT services industry with a specialization in sales and resource management.  He has built businesses from ground up and has successfully executed acquisitions, mergers and corporate investments.  He has managed the sales function by working closely with various Fortune 500 customers in the United States and India to sell software solutions, support and staff augmentation related services.  Srinidhi “Dev” Devanur co-founded Ivega Corporation in 1997, an international niche IT consulting company with special focus on financial services which merged with TCG in 2004, creating a 1,000+ person focused differentiator in the IT consulting space.  Following this, he founded SaintLife Bio-pharma Pvt. Ltd., which was acquired by a Nasdaq listed company.  Srinidhi “Dev” Devanur has a bachelor’s degree in electrical engineering from the University of Bangalore, India and has also attended a Certificate program in Strategic Sales Management at the University of Chicago Booth School of Business.  The Board believes that Mr. Devanur’s qualifications to serve on the Board include his background in the IT services industry and his experience in business development.

Giri Devanur became a member of our Board at the closing of the Merger.  Giri Devanur is a representative of Ameri & Partners on the Board.  He is a seasoned chief executive officer who has raised seed capital, venture capital and private equity from global institutions.  He has successfully executed acquisitions, mergers and corporate investments.  He has more than 25 years of experience in the information technology industry.  Previously, he founded WinHire Inc. in 2010, an innovative company building software products through technology and human capital management experts and combining them with professional services.  He co-founded Ivega Corporation in 1997, an international niche IT consulting company with special focus on financial services which merged with TCG in 2004, creating a 1,000+ person focused differentiator in the IT consulting space.  Giri Devanur has a Master’s degree in Technology Management from Columbia University and a bachelor’s degree in computer engineering from the University of Mysore, India.  He has attended Executive Education programs at the Massachusetts Institute of Technology and Harvard Law School.  The Board believes that Mr. Devanur’s qualifications to serve on the Board include his substantial experience in the information technology industry and his prior experience as a chief executive officer.

Dimitrios J. Angelis will become a member of our Board upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act.  Mr. Angelis is a Lone Star Value designee on the Board.  Mr. Angelis has served as the Chief Executive Officer of OTI America Inc., the U.S.-based subsidiary of publicly-held On Track Innovations Ltd., a pioneer of cashless payment technology, since December 2013.  Mr. Angelis has served as a director of On Track Innovations since December 2012, and served as its Chairman from April 2013 until February 2015.  From October 2012 until December 2013, Mr. Angelis served as the General Counsel of Wockhardt Inc., a biologics and pharmaceutical company.  From October 2008 to October 2012, Mr. Angelis was a senior counsel at Dr. Reddy’s Laboratories, Ltd., a publicly-traded pharmaceutical company, and during 2008 he was the Chief Legal Officer and Corporate Secretary of Osteotech, Inc., a publicly-traded medical device company, with responsibility for managing the patent portfolio of approximately 42 patents.  Prior to that, Mr. Angelis worked in the pharmaceutical industry in various corporate, strategic and legal roles.  In addition, he worked for McKinsey & Company, Merrill Lynch and the Japanese government more than five years ago.  He began his legal career as a transactional associate with law firm Mayer Brown.  Mr. Angelis holds a B.A. degree in Philosophy and English from Boston College, an M.A. in Behavioral Science from California State University and J.D. from New York University School of Law.  The Board believes that Mr. Angelis’ substantial experience as an accomplished attorney, negotiator and general counsel to public and private companies will enable him to bring a wealth of strategic, legal and business acumen to the Board, well qualifying him to serve as a director.

Dr. Arthur M. Langer will become a member of our Board upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act.  Dr. Langer is a representative of Ameri & Partners on the Board.  He is the Director of the Center for Technology Management and Academic Director of the Executive Master of Science in Technology Management Program at Columbia University.  Dr. Langer serves on the faculty of the Department of Organization and Leadership at the Graduate School of Education (Teachers College).  He is also an elected member of the Executive Committee of the Columbia University Faculty Senate.  Dr. Langer joined the faculty at Columbia University in 1984.  Dr. Langer is the author of Strategic IT: Best Practices for Managers and Executives (2013, with Lyle Yorks), Guide to Software Development: Designing & Managing the Life Cycle (2012), Information Technology and Organizational Learning (2011), Analysis and Design of Information Systems (2007), Applied Ecommerce (2002), and The Art of Analysis (1997), and has numerous published articles and papers relating to service learning for underserved populations, IT organizational integration, mentoring and staff development.  Dr. Langer consults with corporations and universities on information technology, staff development, management transformation and curriculum development around the globe.  Dr. Langer is also the Chairman and Founder of Workforce Opportunity Services, a non-profit social venture that provides scholarships and careers to underserved populations around the world.  Prior to joining the faculty at Columbia University, Dr. Langer was Executive Director of Computer Support Services at Coopers & Lybrand, General Manager and Partner of Software Plus, and President of Macco Software more than five years ago.  Dr. Langer holds a B.S. in Computer Science, an M.B.A. in Accounting/Finance, and a Doctorate of Education from Columbia University.  The Board believes Dr. Langer’s qualifications to serve on the Board include his expertise in technology management and his vast experience within the information technology industry.

Robert G. Pearse will become a member of our Board upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act.  Mr. Pearse is a Lone Star Value designee on the Board.  Mr. Pearse currently serves as a Managing Partner at Yucatan Rock Ventures, where he specializes in technology investments and consulting, and has served in that position since August 2012.  Mr. Pearse serves as a director for Novation Companies, Inc., a publicly-held company, since April 2015.  Mr. Pearse serves as a director for Aviat Networks, Inc., and member of the Compensation Committee and Nominating and Governance Committee since January 2015.  Mr. Pearse serves as a director for Crossroads Systems, Inc. and Chairman of the Compensation Committee, and member of the Audit Committee and Nominating and Governance Committee since July 2013.  From 2005 to 2012, Mr. Pearse served as vice president of strategy and market development at NetApp, Inc., a publicly-traded computer storage and data management company.  Mr. Pearse played an influential role leading NetApp’s growth strategy, which drove the firm to become a Fortune 500 company during his tenure.  From 1987 to 2004, Mr. Pearse held leadership positions at Hewlett-Packard, most recently as its vice president of strategy and corporate development from 2001 to 2004, focusing on business strategy, business development and acquisitions.  Mr. Pearse’s professional experience also includes positions at PricewaterhouseCoopers LLP, Eastman Chemical Company and General Motors Company more than five years ago.  Mr. Pearse earned an M.B.A. degree from the Stanford Graduate School of Business and a B.S. degree in Mechanical Engineering from the Georgia Institute of Technology.  The Board believes Mr. Pearse’s qualifications to serve on the Board include his extensive business development and financial expertise and his extensive background in the technology sector.

Dr. Robert Rosenberg will become a member of our Board upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act.  Dr. Rosenberg is a representative of Ameri & Partners on the Board.  Dr. Rosenberg is the director of entrepreneurship programs at the Polsky Center for Entrepreneurship and Innovation and adjunct associate professor of entrepreneurship since 2008.  He has served in a variety of senior administrative roles at the University of Chicago, most recently as associate vice president for marketing strategy and associate vice president for research.  Dr. Rosenberg came to the University of Chicago in 1989 as director of industrial relations and technology at the University of Chicago Medical Center.  Dr. Rosenberg was a founder of the Illinois Biotechnology Industry Organization and the Midwest Research University Network.  He is a director of Illinois’ Technology Development Fund, a board member of Manufacturing Renaissance, and a co-chair of Hyde Park Angels Healthcare Ambassador Circle.  Dr. Rosenberg earned a B.A. degree in English from Harvard University, a master’s degree in English literature from Tufts University, and an M.B.A. from the University of Chicago Booth School of Business.  The Board believes that Dr. Rosenberg’s qualifications to serve on the Board include his background and expertise in entrepreneurship.

Kyle Hartley has served as our Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer since April 2014, and resigned as an officer of the company at the closing of the Merger and resigned as a director upon the director nominees named above becoming directors.  Mr. Hartley is the Chief Operating Officer of Lone Star Value Management, LLC.  Mr. Hartley also serves as chairman of the board of directors and chief operating officer and chief financial officer of Reliability Incorporated.  Mr. Hartley has more than 15 years of experience in the investment industry, including more than 12 years in senior management positions at alternative investment firms.  Prior to joining Lone Star Value Management, LLC in May 2013, Mr. Hartley was the CFO/COO of Greenheart Capital Partners, a global emerging market long/short equity hedge fund firm spun out of Shumway Capital.  From March 2008 through November 2011, Mr. Hartley was the CFO/COO/CCO of Apis Capital Advisors, a $750 million (peak AUM) global long/short equity hedge fund firm investing primarily in small cap value equities.  From April 2006 through March 2008, Mr. Hartley served as the head of marketing and client services at Mercury Partners, a $1 billion+ global long/short equity hedge fund firm focused on the real estate sector.  From June 2004 to March 2006, Mr. Hartley was a Managing Director, the head of operational due diligence and a member of the Investment Committee of Taylor Investment Advisors, a hedge fund investment firm founded by the late Tommy Taylor.  Mr. Hartley’s initial position in the hedge fund industry was as the CFO/COO of CQ Capital, a long/short equity, technology-media- telecom sector hedge fund firm from 2002 to 2004.  Prior to CQ Capital, Mr. Hartley served as a Director of Business Development at Greenwich Associates, a financial industry market-research and consulting firm, and as a Vice President in the Investment Banking division of Forum Capital Markets prior to its acquisition by First Union Securities.  Mr. Hartley started his career at Clarion Marketing and Communications from 1992 to 1997.  Mr. Hartley earned an M.B.A. with Distinction from New York University’s Leonard N. Stern School of Business and a B.A. from Dartmouth College.

Hannah M. Bible has served as a director of our company since 2014, and resigned as a director upon the director nominees named above becoming directors.  Ms. Bible is the chief compliance officer of Lone Star Value Management, LLC.  Ms. Bible also serves as a director of Reliability Incorporated.  Ms. Bible has more than eight years of combined legal and accounting experience across a variety of industries.  Prior to joining Lone Star Value in June 2014, Ms. Bible was the Director of Finance/CFO at Trinity Church in Greenwich, Connecticut.  From October 2011 to December 2012, Ms. Bible served as a legal advisor to RRMS Advisors, a company providing advisory and due diligence services to banking and other institutions with high risk assets.  From June 2009 to December 2013, Ms. Bible advised family fund and institutional clients of International Consulting Group, Inc., and its affiliates within the Middle East on matters of security, corporate governance and U.S. legal compliance.  From 2006 to 2008, Ms. Bible served within the U.N. General Assembly as a diplomatic advisor to the Asian-African Legal Consultative Organization, a permanent observer mission to the United Nations.  Since 2007 Ms. Bible has taught as an Adjunct Professor at Thomas Jefferson School of Law, within the International Tax and Financial Services program.  Prior to this, Ms. Bible held various accounting positions with Samaritan’s Purse, a large $300 million charitable organization dedicated to emergency relief and serving the poor worldwide.  Ms. Bible earned an L.L.M. degree in Tax from New York University School of Law, a J.D. with honors from St. Thomas University School of Law and a B.B.A. in Accounting from Middle Tennessee State University.

Key Employees

Srirangan “Ringo” Rajagopal became our Executive Vice President - Client Relations at the closing of the Merger.  Prior to the Merger, Mr. Rajagopal served in a similar position at Ameri & Partners since April 2012.  Mr. Rajagopal has more than two decades of experience in managing operations, sales and human capital management in large and entrepreneurial start-ups.  Prior to joining Ameri & Partners, Mr. Rajagopal was Senior Vice President – Business Consulting at Pride Global, a private equity holding company, from February 2008 to April 2012, and was Managing Partner, Co-Founder and Head of Human Capital Management at WinHire Inc. from April 2012 to May 2014, and briefly consulted for other firms from May 2014 to October 2014 before returning to the Ameri & Partners team.  Mr. Rajagopal has also held positions at TCGlvega, Accenture, Infosys Technologies and ABC Consultants more than five years ago.

Brunda Jagannath became our Vice President - Finance at the closing of the Merger.  Prior to the Merger, Ms. Jagannath served as Vice President - Finance at Ameri & Partners since January 2013, leading the finance, legal and human resources functions.  Prior to joining Ameri & Partners, Ms. Jagannath was on sabbatical from February 2012 to January 2013 and previously worked as a senior accountant at LSI Corporation, a Nasdaq-listed company, from August 2005 to February 2012.  Previously, Ms. Jagannath worked at Ivega Corporation from 2003 to 2005, with responsibilities over the finance, accounting and audit functions of the company’s India operations.

Anand Sundar became our Executive Vice President – Enterprise Systems at the closing of the Merger.  Prior to the Merger, Mr. Sundar served in a similar position at Ameri & Partners since March 2015.  Anand Sundar was a partner at Linear Logics Corp. from January 2009 to March 2015.  Previously, he has served as a consultant to several SAP customers implementing and integrating purchasing, business planning, manufacturing execution, reporting and process modeling.  Anand Sundar has 18 years of experience in Executive Management, Business Process Design and Systems Integration, of which over 14 years has exclusively been in the implementation of SAP Products such as SAP-ERP, SAP-SCM, Business Intelligence (BI) SAP-CRM and SRM.  Anand Sundar is a certified SCOR Professional.

Carlos Fernandez became our Executive Vice President - Strategic Initiatives at the closing of the Merger.  Prior to the Merger, Mr. Fernandez served in a similar position at Ameri & Partners since November 2014 after joining the Ameri & Partners team as a consultant in March 2014.  Mr. Fernandez has more than 25 years of experience in the publishing and financial industry.  Prior to joining Ameri & Partners, Mr. Fernandez held multiple positions at Thomson Reuters from 2006 to March 2014, most notably delivering a $100 million SAP consolidation initiative.  Mr. Fernandez earned a master’s degree in technology management from Columbia University and an engineering degree from The City College of New York.

Rajesh Sundar became our Executive Vice President - Products at the closing of the Merger.  Prior to the Merger, Rajesh Sundar served in a similar position at Ameri & Partners since January 2015.  Prior to joining Ameri & Partners, Rajesh Sundar worked at Linear Logics from 2005 to January 2015.  Rajesh Sundar has more than 20 years of Business Process and Systems Integration experience in various industries and sectors, and more than 15 years of implementation experience in SAP products.  Rajesh Sundar is a certified SCOR professional.

Manjunath Dattatreya became our Executive Vice President - Human Capital at the closing of the Merger.  Prior to the Merger, Mr. Dattatreya served in a similar position at Ameri & Partners since March 2015.  Mr. Dattatreya comes with more than 25 years of experience in the IT industry and has held various senior management and board positions.  Prior to joining Ameri & Partners, Mr. Dattatreya worked as a human resources consultant for various companies from January 2010 to March 2015.  He was part of the core team of Intelligroup Inc. from April 1995 to May 2005, serving as the company’s Vice President of Talent Management.

All directors hold office until the expiration of their respective term, in 2016, 2017 or 2018, at each year’s annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the Board and serve at the discretion of the Board.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and corporate governance committee.  Within 90 days after the closing of the Merger, we anticipate that the Board will authorize the creation of such committees, in compliance with established corporate governance requirements.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on.  We intend to compensate non-management directors in the future through an annual grant of stock options pursuant to the 2015 Equity Incentive Award Plan.  Such option awards will have an exercise price not less than 100% of the fair market value of our common stock, based on the value of such shares of common stock on the date the option is granted, and will become vested and exercisable as determined by the compensation committee or the entire Board.  Other terms and conditions of the option grants will be on the terms and conditions as determined by the compensation committee or the entire Board when the options are granted.

Indebtedness of Directors and Executive Officers

Except as set forth in “Certain Relationships and Related Transactions”, none of our directors or executive officers or their respective associates or affiliates is currently indebted to us.

Family Relationships

Giri Devanur and Srinidhi “Dev” Devanur are brothers, and Anand Sundar and Rajesh Sundar are brothers.  Other than these individuals, there are no family relationships among our directors and executive officers.

Legal Proceedings

As of the date of this current report, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

2015 Equity Incentive Award Plan

On April 20, 2015, our Board and the holder of a majority of our outstanding shares of common stock approved the adoption of our 2015 Equity Incentive Award Plan and a grant of discretionary authority to the executive officers to implement and administer the Plan.  The Plan allows for the issuance of up to 2,000,000 shares of our common stock for award grants (all of which can be incentive stock options).  The Plan provides equity-based compensation through the grant of cash-based awards, nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units and other stock-based awards.

We believe that an adequate reserve of shares available for issuance under the Plan is necessary to enable us to attract, motivate and retain key employees and directors and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of our company.  Prior to the closing of the Transaction, no stock options to purchase shares of our common stock had been issued under the Plan.  A summary of the Plan is set forth below.

Summary of the Plan

Administration of the Plan.  The Plan is to be administered by the Compensation Committee consisting of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3, and “outside directors” within the meaning of Section 162(m) of the Code.  In the event that for any reason the Compensation Committee is unable to act or if the Compensation Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more “non-employee directors,” or if there is no such committee, then the Plan will be administered by the Board of Directors, except to the extent such Board of Directors action would have adverse consequences under Section 16(b) of the Securities Exchange Act or Code Section 162(m).

Subject to the other provisions of the Plan, the Compensation Committee will have the authority, in its discretion: (i) to grant cash-based awards, nonqualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards, all of which are referred to collectively as “Awards”; (ii) to determine the terms and conditions of each Award granted (which need not be identical); (iii) to interpret the Plan and all Awards granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility.  The persons eligible for participation in the Plan as recipients of Awards include employees, consultants and directors to our company or any subsidiary or affiliate of our company.  In selecting participants, and determining the number of shares of common stock covered by each Award, the Compensation Committee may consider any factors that it deems relevant.

Shares Subject to the Plan.  Subject to the conditions outlined below, the total number of shares of common stock which may be issued pursuant to Awards granted under the Plan may not exceed 2,000,000 shares of common stock.  The Plan provides for annual limits on the size of Awards for any particular participant.

In the event of certain corporate events or transactions (including, but not limited to, the sale of all, or substantially all, of our assets or a change in our shares or capitalization), the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the Plan, will substitute or adjust, as applicable, and subject to certain Code limitations, the number and kind of shares of common stock that may be issued under the Plan or under particular forms of Awards, the number and kind of shares of common stock subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the annual Award limits, and other value determinations applicable to outstanding Awards.

Options.  An option granted under the Plan is designated at the time of grant as either an incentive stock option or as a non-qualified stock option.  Upon the grant of an option to purchase shares of common stock, the Compensation Committee will specify the option price, the maximum duration of the option, the number of shares of common stock to which the option pertains, the conditions upon which an option will become vested and exercisable, and such other provisions as the Compensation Committee will determine which are not inconsistent with the terms of the Plan.  The purchase price of each share of common stock purchasable under an option will be determined by the Compensation Committee at the time of grant, but may not be less than 100% of the fair market value of such share of common stock on the date the option is granted.  No option will be exercisable later than the sixth anniversary date of its grant.

SARs.  SARs, which may be issued in tandem with options or be freestanding, will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee.  The term of SARs granted under the Plan will be determined by the Compensation Committee, in its sole discretion, and except as determined otherwise by the Compensation Committee, no stock appreciation right will be exercisable later than the sixth anniversary date of its grant.

Restricted Stock and Restricted Stock Units.  Shares of restricted stock and/or restricted stock units may be granted under the Plan aside from, or in association with, any other Award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee deems desirable.

Cash-Based Awards and Other Stock-Based Awards.  Subject to the provisions of the Plan, the Compensation Committee may grant cash-based awards or other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Compensation Committee will determine.  Such Awards may involve the transfer of actual shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of shares of common stock.  Each cash-based award will specify a payment amount or payment range as determined by the Compensation Committee.

Restrictions on Transferability.  The Awards granted under the Plan are not transferable and may be exercised solely by a participant or his authorized representative during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or his designation of beneficiary or as otherwise required by law.  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions set forth in the Plan will be void and ineffective and will give no right to the purported transferee.

Change in Control.  The Compensation Committee may provide for the acceleration of the vesting and exercisability of outstanding options, vesting of restricted stock and restricted stock units and earlier exercise of freestanding SARs, in the event of a Change in Control of our company.  However, if the Compensation Committee takes no action at the time of the Change in Control, and the initial Award does not otherwise specify, accelerated vesting and exercisability is contingent upon termination of employment by us or by the participant for Good Reason within two years of the Change in Control.

Termination of the Plan.  Unless sooner terminated as provided therein, the Plan will terminate six years from April 20, 2015, the date the Plan was approved by stockholders.  The termination of the Plan will not adversely affect any Awards granted prior to Plan termination.

Amendments to the Plan.  The Compensation Committee may at any time alter, amend, modify, suspend or terminate the Plan and any evidence of Award in whole or in part; provided, however, that, without the prior approval of our stockholders, options issued under the Plan to any individual will not be repriced, replaced, or regranted through cancellation, and no amendment of the Plan will be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule; and except where required by tax law, without the prior written consent of the participant, no modification will adversely affect an Award under the Plan.  The Compensation Committee can not issue any Awards while the Plan is suspended.

Grants Under the Plan

Following the closing of the Merger and the Private Placement, the Board approved the grant of stock options to purchase an aggregate of 100,000 shares of our common stock under the Plan.

Executive Compensation

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and our two other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, our named executive officers) for fiscal years 2014 and 2013.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kyle Hartley(1)	2014	-	-	-	-	-	-	-	-
Former Pres., CEO, CFO, Secretary and Treasurer	2013	-	-	-	-	-	-	-	-

Giri Devanur(2)	2014	120,000	60,000	-	-	-	-	-	180,000
Pres. and CEO	2013	80,000	-	-	-	-	-	-	80,000

Srinidhi “Dev” Devanur(3)	2014	75,000	-	-	-	-	-	-	75,000
Executive Vice Chairman of the Board	2013	40,000	-	-	-	-	-	-	40,000

_______________

(1)	Kyle Hartley was appointed to his positions on April 25, 2014 and resigned from them on May 26, 2015.

(2)	Giri Devanur was appointed to his positions on May 26, 2015.

(3)	Srinidhi “Dev” Devanur was appointed to his positions on May 26, 2015.

Outstanding Equity Awards at Fiscal Year-End

The named executive officers did not hold unexercised options or any other stock awards as of the end of our fiscal year ended March 31, 2015 or the period from November 27, 2013 (date of inception) to March 31, 2014.  As such, the Outstanding Equity Awards at Fiscal Year-End table has been omitted.

Employment Agreements

We entered into employment agreements with Giri Devanur and Srinidhi “Dev” Devanur effective at the closing of the Merger.  The employment agreements appoint Giri Devanur as our President and Chief Executive Officer and Srinidhi “Dev” Devanur as our executive Vice Chairman of the Board for three years following the closing date.  The employment agreements provide that each executive will receive an annual salary of $120,000 and $120,000 per year, respectively, with a bonus for each of $50,000 per year, at the discretion of the Board.  The employment agreements provide that if, during the term of their employment, they are terminated by us other than for “Cause” or they resign for “Good Reason,” then they will continue to receive for a period of one year following such termination their then current salary payable on the same basis as they were then being paid.  Termination for “Cause” means: (i) deliberate refusal or deliberate failure to carry out any reasonable order, consistent with their position, of our Board of Directors after reasonable written notice; (ii) a material and willful breach of the employment agreement, their confidentiality and non-competition agreement or similar agreements with us; (iii) gross negligence or willful misconduct in the execution of their assigned duties; (iv) engaging in repeated intemperate use of alcohol or drugs; or (v) conviction of a felony or other serious crime.  “Good Reason” means (i) they shall have been assigned duties materially inconsistent with their position; (ii) their salary is reduced more than 15% below its then current level; or (iii) material benefits and compensation plans then currently in existence are not continued in effect for their benefit.

The employment agreements also incorporate the terms of our confidentiality and non-competition agreement, which contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and for a period of two years thereafter, (b) prohibiting the executive from disclosing confidential information regarding us at any time, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of two years thereafter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of May 26, 2015, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our present directors, proposed directors and executive officers, and (c) all of our present directors, proposed directors and executive officers as a group.

Name(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)
Executive Officers, Present Directors and Proposed Directors(3):
Jeffrey E. Eberwein(4)	6,111,142	33.8%
Srinidhi “Dev” Devanur	5,977,125	47.8%
Giri Devanur	2,179,125	17.4%
Dimitrios J. Angelis	-	-
Dr. Arthur M. Langer	50,625	*
Robert G. Pearse	-	-
Robert Rosenberg	55,125	*
Kyle Hartley	-	-
Hannah M. Bible	-	-
All executive officers, present directors and proposed directors as a group (9 persons)	14,373,142	79.6%
5% Stockholders:
Lone Star Value Investors, LP(4)	6,111,142	33.8%

_______________
*	Less than one percent of outstanding shares.

(1)	The address of each person is c/o AMERI Holdings, Inc., 100 Menlo Park Drive, Edison, New Jersey 08837.

(2)
The calculation in this column is based upon 12,500,070 shares of common stock outstanding on May 26, 2015.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently convertible or exercisable within 60 days of May 26, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
The election of Srinidhi “Dev” Devanur, Dimitrios J. Angelis, Dr. Arthur M. Langer, Robert G. Pearse and Robert Rosenberg as directors will become effective upon compliance with Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act.

(4)
Includes (a) 555,587 shares of common stock, (b) 2,777,778 shares of common stock reserved for issuance upon the conversion of the Convertible Note, and (c) 2,777,777 shares of common stock reserved for issuance upon the exercise of the Warrant, in each case held of record by Lone Star Value Investors, LP.  Jeffrey E. Eberwein, the managing member of each of the general partner and investment manager of Lone Star Value Investors, LP, may be deemed to beneficially own the 6,111,142 shares held by Lone Star Value Investors, LP.  Mr. Eberwein disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.  The address of Mr. Eberwein and Lone Star Value Investors, LP is 53 Forest Avenue, 1st Floor, Old Greenwich, CT 06870.

Certain Relationships and Related Transactions

Ameri & Partners

Loans and advances.  As of March 31, 2015, a subsidiary of Ameri & Partners had provided a short-term advance of $138,808 to Giri Devanur, the President and Chief Executive Officer of Ameri & Partners, for educational purposes.  As of March 31, 2014, Ameri & Partners had provided a short-term advance of $41,364 to Srinidhi “Dev” Devanur, the Chairman of Ameri & Partners.  The amounts have been classified under other current assets in the accompanying balance sheet.  The advances have been provided on a short-term basis and do not carry any interest.  Accordingly, no interest income was accrued in the accompanying financial statements.

Product development charges – Langer Index.  As of March 31, 2015, Ameri & Partners had paid a total amount of $30,762 to Ameri India (an entity owned by Giri Devanur and Srinidhi “Dev” Devanur) and $147,300 to an entity owned by Giri Devanur for product development charges.

License Agreement fees – Langer Index.  On March 26, 2015, we entered into a license agreement with Dr. Arthur M. Langer, a director nominee to our Board, which grants us a license for exclusive, perpetual, irrevocable and worldwide use of the Langer Model to generate the Langer Index.  License fees are payable to Dr. Langer at a rate of $10,000 per customer for the first 100 customer contracts.  Thereafter, the fees are payable at the rate of $5,000 for every 100 customer contracts, which will be payable upon the signing of every block of 100 customers.

Consultancy charges.  During the fiscal year ended March 31, 2015 and the period from November 27, 2013 (date of inception) to March 31, 2014, Ameri & Partners received consulting services from Ameri India for a $1,270,225 and $895,000, respectively.  During the year ended March 31, 2015, Ameri & Partners also received consulting services from an entity owned and controlled by Srinidhi “Dev” Devanur.  At the closing of the Merger, the consulting services agreement between Ameri & Partners and Ameri India was terminated.

Accounts Payable.  As of March 31, 2015 and 2014, Ameri & Partners had an accounts payable balance of $77,715 and $379,000, respectively, due to Ameri India.

Lone Star Value

Prior to the Merger, Lone Star Value was our majority stockholder, and each of our directors and sole officer was an officer of Lone Star Value Management, LLC.  On January 15, 2014, we issued 3,267,974 shares of common stock to Lone Star Value, an entity ultimately controlled by Jeffrey E. Eberwein, who was a director at the time of the transaction at $0.0153 per share for total proceeds of $50,000.

On April 17, 2015, we issued a promissory note in the principal amount of $50,000 to Lone Star Value.  Under the terms of the promissory note, interest on the outstanding principal amount accrues at a rate of 10% per annum, and all amounts outstanding under this promissory note are due and payable on or before April 30, 2020.  We intend to use the proceeds for legal and operating expenses.

Lone Star Value provided $5,000,000 in financing to us pursuant to the Private Placement described in this current report.  Lone Star Value has the right to designate three of our seven directors, and Mr. Eberwein, the founder and Chief Executive Officer of Lone Star Value Management, LLC, is our Chairman of the Board.

Description of Securities

Our authorized capital consists of 100,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.  As of May 26, 2015, we had 12,500,070 shares of Common Stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share.  Our certificate of incorporation does not provide for cumulative voting.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds.  However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of the company.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Holders of the our common stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding-up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. The common stock does not have cumulative voting rights.

Convertible Note

The Convertible Note issued in the Private Placement is unsecured and will become due on May 26, 2017, the second anniversary of the issue date.  Prior to maturity, the Convertible Note will bear interest at 5% per annum, with interest being paid semiannually on the first day of each of the first and third calendar quarters.  From and after an event of default and for so long as the event of default is continuing, the Convertible Note will bear default interest at the rate of 10% per annum.  The Convertible Note can be prepaid by us at any time without penalty.

The Convertible Note is convertible into shares of our common stock at a conversion price of $1.80 per share, or an aggregate of 2,777,778 shares of common stock, subject to adjustment under certain circumstances.  The Convertible Note ranks senior to all of our other obligations, except for trade payables in the ordinary course of business, purchase money asset financing and any inventory or receivables-based credit facility that we may obtain in the future, provided that the amount of the credit facility does not exceed 50% of eligible inventory and 80% of eligible receivables.  The Convertible Note also includes certain negative covenants including, without Lone Star Value’s approval, restrictions on debt and security interests, mergers and the purchase and sale of assets, dividends and other restricted payments, and investments.

Warrant

The Warrant issued in the Private Placement gives Lone Star Value the right to purchase up to 2,777,777 shares of common stock (equivalent to 100% warrant coverage in respect of the shares underlying the Convertible Note) at an exercise price equal to $1.80 per share.  The Warrant may be exercised on a cashless-exercise basis, meaning that, upon exercise, the holder would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares issuable upon exercise of the Warrant over the exercise price of the Warrant.  The Warrant will expire on May 26, 2020.  The Warrant exercise price is subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like.

Discussion of the Convertible Note and Warrant issued in the Private Placement in this current report is qualified entirely by reference to the forms of Convertible Note and Warrant attached as Exhibits 4.1 and 4.2 hereto, respectively.

Registration Rights

We are obligated to file a registration statement with the SEC covering the resale of the shares of common stock into which the Convertible Note and for which the Warrant is exercisable within 60 days, if and upon the written request of Lone Star Value at any time on or before May 26, 2017.  We are obligated to maintain the effectiveness of the registration statement from its effective date until the later of (a) the date on which all registrable shares covered by the registration statement have been sold, or may be sold without volume or manner of sale restrictions under Rule 144 or (b) the second anniversary of the closing date.  We agreed to use our best efforts to have the registration statement declared effective by the SEC as soon as possible, but in any event within five days after the SEC notifies us that it will not review the registration statement or 60 days after we receive the first written comments on the registration statement from the SEC.  There are no monetary penalties if the registration statement is not filed or does not become effective on a timely basis.

Trading Information

Effective May 26, 2015, our trading symbol on the OTCQB marketplace was temporarily changed to “SPZRD” from “SPZR.”  This temporary trading symbol will be replaced by FINRA within 20 business days after the closing of the Merger with a symbol reflecting the new name of our company.

Our Warrant is not, and will not be, registered or listed for trading.

Transfer Agent

The transfer agent and registrar for our common stock is Corporate Stock Transfer, located in Denver, Colorado.  We serve as the warrant agent for our Warrant.

Holders of Record

As of May 26, 2015, there were approximately 210 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless, and only to the extent, that the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expense.

Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s personal liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director.  Delaware law provides, however, that a corporation cannot eliminate or limit a director’s liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends; or (iv) for any transaction from which the director derived an improper personal benefit. Furthermore, such provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation provides that we will indemnify our directors to the fullest extent permitted by Delaware law and may indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever.

Under Delaware law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

We have entered into separate, but substantively identical, indemnification agreements with each of our directors and named executive officers.  The indemnification agreements allow us to indemnify each of them to the fullest extent permitted by Delaware law.

Item 3.02	Unregistered Sales of Equity Securities.

For the purpose of financing the ongoing business and operations of our company following the Merger, on May 26, 2015 we completed the Private Placement, issuing the Convertible Note in the principal amount of $5,000,000, together with the Warrant, pursuant to the terms of the Securities Purchase Agreement with Lone Star Value.  The Convertible Note is unsecured and will become due on May 26, 2017, the second anniversary of the issue date.  Prior to maturity, the Convertible Note will bear interest at 5% per annum, with interest being paid semiannually on the first day of each of the first and third calendar quarters.  From and after an event of default and for so long as the event of default is continuing, the Convertible Note will bear default interest at the rate of 10% per annum.  The Convertible Note can be prepaid by us at any time without penalty.

The Convertible Note is convertible into shares of our common stock at a conversion price of $1.80 per share, or an aggregate of 2,777,778 shares of common stock, subject to adjustment under certain circumstances.  The Convertible Note ranks senior to all of our other obligations, except for trade payables in the ordinary course of business, purchase money asset financing and any inventory or receivables-based credit facility that we may obtain in the future, provided that the amount of the credit facility does not exceed 50% of eligible inventory and 80% of eligible receivables.  The Convertible Note also includes certain negative covenants including, without Lone Star Value’s approval, restrictions on debt and security interests, mergers and the purchase and sale of assets, dividends and other restricted payments, and investments.

The Warrant issued in the Private Placement gives Lone Star Value the right to purchase up to 2,777,777 shares of common stock (equivalent to 100% warrant coverage in respect of the shares underlying the Convertible Note) at an exercise price equal to $1.80 per share.  The Warrant may be exercised on a cashless-exercise basis, meaning that, upon exercise, the holder would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares issuable upon exercise of the Warrant over the exercise price of the Warrant.  The Warrant will expire on May 26, 2020.

We received gross proceeds from the private placement of $5,000,000.  No placement agent or other financial intermediary was engaged or compensated in connection with the Private Placement.

The net proceeds of the Private Placement of approximately $4,870,000 will be used for market expansion and strategic acquisitions, as well as working capital and general corporate purposes, including amounts required to pay officers’ salaries, ongoing public reporting costs, insurance, office-related expenses (including equipment and supplies), and other corporate expenses.  We have no agreements or commitments with regard to any acquisitions at this time.

The Convertible Note and Warrant (and their underlying shares of common stock) issued in the Private Placement were exempt from registration under Section 4(a)(2) of the Securities Act as a sale by an issuer not involving a public offering.  None of the Convertible Note or Warrant, or shares of our common stock underlying the Convertible Note and Warrant, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Following the closing of the Merger and the Private Placement, the Board approved the grant of stock options to purchase an aggregate of 100,000 shares of our common stock.  All securities were issued in reliance on Section 4(a)(2) of the Securities Act.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 26, 2015, upon the closing of the Merger, we dismissed Ramirez Jimenez International CPAs (“RJI”), as our independent registered public accounting firm, which was recommended and approved by our Board on May 26, 2015.  RJI audited our financial statements for the fiscal years ended December 31, 2014 and 2013.  The reason for the replacement of RJI was that, following the Merger, the former shareholders of Ameri & Partners own a majority of the outstanding shares of our common stock.  The technology management consulting business of Ameri & Partners is our new business, and the current independent registered public accountants of Ameri & Partners is the firm of RAM Associates, CPAs (“RAM”).  We believe that it is in our best interest to have RAM continue to work with our business, and we therefore retained RAM as our new independent registered public accounting firm on May 26, 2015.  RAM is located at 3240 East State Street Ext., Hamilton, New Jersey 08619.

The decision to change auditors and the appointment of RAM was recommended and approved by our Board.  During our two most recent fiscal years, and the subsequent interim periods, prior to May 26, 2015, we did not consult RAM regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

RJI’s report on our financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion and was not qualified as audit scope or accounting principles, however such year-end report did contain a modification paragraph that expressed substantial doubt about our ability to continue as a going concern.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim periods prior to May 26, 2015, (i) there were no disagreements between us and RJI on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of RJI, would have caused RJI to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The decision to replace RJI was not the result of any disagreement between us and RJI on any matter of accounting principle or practice, financial statement disclosure or audit procedure.  Our Board deemed it in our best interest to change independent auditors following the closing of the Merger.

We furnished RJI with a copy of this current report prior to filing this report with the SEC.  We also requested that RJI furnish a letter addressed to the SEC stating whether it agrees with the statements made in this report.  A copy of RJI’s letter to the SEC is filed with this current report as Exhibit 16.1.

Item 5.01	Change in Control of Registrant.

Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Please see Item 1.01 (Entry into a Material Definitive Agreement) and Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2015, we filed a Certificate of Amendment of our Certificate of Incorporation to (i) change our corporate name to AMERI Holdings, Inc., (ii) effectuate a 1-for-17.61 reverse stock split of our outstanding shares of common stock, and (iii) decrease the total number of shares of common stock authorized to be issued from 300,000,000 shares to 100,000,000 shares.  These amendments were approved by all members of our Board and by the holder of a majority of our outstanding common stock by written consent.  An Information Statement on Schedule 14C notifying our stockholders of action taken by written consent was mailed to stockholders (of record on May 5, 2015) on May 6, 2015.  The changes effected by the Certificate of Amendment were effective on May 26, 2015.

As a result of the reverse stock split, we had approximately 875,000 outstanding shares of common stock prior to the issuance of shares of common stock in the Merger.

Effective May 26, 2015, our trading symbol on the OTCQB marketplace was temporarily changed to “SPZRD” from “SPZR.”  This temporary trading symbol will be replaced by FINRA within 20 business days after the closing of the Merger with a symbol that reflects the new name of our company.

In connection with the Merger, we amended our by-laws to increase the size of our Board to seven members.

In connection with the Merger, Ameri & Partners is changing its fiscal year end to that of AMERI Holdings, Inc., being December 31.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements of Ameri & Partners for the fiscal years ended March 31, 2015 and 2014 are incorporated herein by reference to Exhibit 99.1 to this report.

(b)	Pro Forma Financial Information

Our unaudited pro forma condensed combined financial statements as of and for the fiscal year ended March 31, 2015 is incorporated herein by reference to Exhibit 99.2 to this report, and are based on the historical financial statements of Ameri & Partners and AMERI Holdings, Inc. after giving effect to the Merger.  The unaudited pro forma combined condensed balance sheet as of March 31, 2015 is presented to give effect to the merger as if it occurred on January 1, 2015 and, due to different fiscal period-ends, combines the historical balance sheet of Ameri & Partners at March 31, 2015 and the historical balance sheet of Spatializer Audio Laboratories at December 31, 2014.  The unaudited pro forma combined condensed statement of operations of Ameri & Partners and Spatializer Audio Laboratories for the year ended March 31, 2015 are presented as if the combination had taken place on January 1, 2015.

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Ameri & Partners is considered the accounting acquiror.  Because Ameri & Partners’ stockholders as a group retained or received the larger portion of the voting rights in the combined entity, and Ameri & Partners’ senior management represents a majority of the senior management of the combined entity, Ameri & Partners was considered the acquiror for accounting purposes and will account for the Merger as a reverse acquisition.  The acquisition will be accounted for as the recapitalization of Ameri & Partners.  Our fiscal year will end on December 31.

Reclassifications have been made to the company’s historical financial statements to conform to Ameri & Partners’ historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth under Item 2.01 of this current report, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of Ameri & Partners and AMERI Holdings, Inc.  The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the Merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of AMERI Holdings, Inc.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

2.1
Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015, among Spatializer Audio Laboratories, Inc., Ameri100 Acquisition, Inc. and Ameri & Partners Inc. (filed as Exhibit 2.1 to AMERI Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 26, 2015 and incorporated herein by reference).

3.1
Certificate of Amendment of Certificate of Incorporation of Spatializer Audio Laboratories, Inc. (changing name to AMERI Holdings, Inc.) (filed as Exhibit 3.1 to AMERI Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 26, 2015 and incorporated herein by reference).

3.2	By-laws of AMERI Holdings, Inc. (incorporated by reference to the company’s Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995).

4.1	Form of Common Stock Purchase Warrant issued by AMERI Holdings, Inc. to Lone Star Value Investors, LP, dated May 26, 2015.

4.2	Form of 5% Convertible Unsecured Promissory Note due May 26, 2017 from AMERI Holdings, Inc. to Lone Star Value Investors, LP, dated May 26, 2015.

10.1	Securities Purchase Agreement, dated as of May 26, 2015, by and between AMERI Holdings, Inc. and Lone Star Value Investors, LP.

10.2	Registration Rights Agreement, dated as of May 26, 2015, by and between AMERI Holdings, Inc. and Lone Star Value Investors, LP.

10.3	Stock Purchase Agreement by and between AMERI Holdings, Inc. and the shareholders of Ameri Consulting Service Private Limited.

10.4	Employment Agreement, dated as of May 26, 2015, between Giri Devanur and AMERI Holdings, Inc.

10.5	Employment Agreement, dated as of May 26, 2015, between Srinidhi “Dev” Devanur and AMERI Holdings, Inc.

10.6	Form of Indemnification Agreement.

10.7	Form of Option Grant Letter.

10.8	2015 Equity Incentive Award Plan.

16.1	Letter from Ramirez Jimenez International, CPAs.

21.1	Subsidiaries of AMERI Holdings, Inc.

99.1	Financial statements of Ameri & Partners, Inc. as of and for the fiscal years ended March 31, 2015 and 2014.

99.2
Unaudited pro forma condensed combined financial statements of Ameri & Partners, Inc. as of and for the fiscal year ended March 31, 2015 and unaudited pro forma condensed combined Statement of Operations as of and for the fiscal year ended March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015	AMERI HOLDINGS, INC.

	By:	/s/ Giri Devanur
Giri Devanur
President and Chief Executive Officer